As filed with the Securities and Exchange Commission on December 17, 2008
Registration No. 333- 154731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINOHUB, INC.
(Exact name of registrant as specified in its charter)
Delaware	5065	87-0438200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
+86-755-2601-2223
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Henry T. Cochran
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Adam M. Guttmann, Esq.
Crone Rozynko, LLP
101 Montgomery Street, Suite 1950
San Francisco, California 94104
(415) 955-8900
(415) 955-8910 (fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer box.	☐

Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum o ffering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, 0.001 par value issuable upon exercise of Class A Warrants	1,101,628	$2.20	$2,423,582	$
Common Stock, 0.001 par value issuable upon exercise of Class B Warrants	1,101,628	2.20	2,423,582
Common Stock, 0.001 par value	5,202,627	2.20	11,445,780
Total	7,405,883		16,292,943		640	(2)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
(2)	The filing fee of $774 was paid upon the initial filing of the registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION, DATED ___, 2008

PROSPECTUS

SINOHUB, INC.
  7,405,883 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 7,405,883 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell these shares from time to time in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which the selling stockholders decide to sell their shares. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We may receive proceeds from any exercise of outstanding warrants. The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol “SIHI.” The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 15, 2008 , was $2.35.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 2 .

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2008.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “SinoHub,” “SIHI,” the “Company,” “we,” “us,” and “our” refer to SinoHub, Inc., its subsidiaries, SinoHub International, Inc., SinoHub Electronics Shenzhen, Ltd.,  SinoHub SCM Shenzhen, Ltd., SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd., B2B Chips, Limited and SinoHub Technology (Hong Kong) Limited. Historical share amounts set out in this prospectus have been adjusted to give retroactive effect to a 1-for-3.5 reverse stock split effected in June 2008.

OUR COMPANY

Overview

We are an electronic components supply chain management service provider, otherwise known as SCM.  SinoHub provides SCM services to electronics manufacturers and component suppliers in the People’s Republic of China. Our professional Supply Chain Management platform integrates our proprietary, SCM online software system named “SinoHub SCM”, logistics service centers located in key distribution/manufacturing cities in the PRC, and a service team of approximately 100 employees.

As an electronic component supply chain management service provider, we manage all aspects of the movement of electronic components from their receipt from suppliers in our Hong Kong warehouse to their import into China and delivery to a manufacturer to the export of the finished goods when that is required. We have built an online software system that makes this process transparent to all participants in the supply chain. Our services may also include financing, bill of material management, bonded book management, warehousing, and a host of other auxiliary aspects of electronic component handling.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 7,405,883 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Common Stock Offered:
Up to 7,405,883 shares of common stock, including shares of common stock issuable upon the exercise of common stock purchase warrants, of which (i) the Class A warrants are exercisable for an aggregate of 1,101,628 shares have an initial exercise price equal to $2.15 per share, and (ii) the Class B warrants are exercisable for an aggregate of 1,101,628 shares have an initial exercise price equal to $3.00 per share, all warrant exercise prices are subject to certain adjustments.

Common Stock Outstanding at September 15, 2008:	24,478,174

Use of Proceeds:
We will not receive any proceeds from the sale of the 7,405,883 shares of common stock subject to sale by the selling stockholders under this prospectus. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants. Any net proceeds we receive from the Selling Stockholders through the exercise of warrants will be used for general corporate purposes.

OTC Bulletin Board Symbol:	SIHI

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Related To Our Business
 Risks Related to SinoHub’s Business

The industry in which we have chosen to concentrate our sales efforts is fast moving and our customers may not be successful in growing in pace with the industry.

We have chosen to concentrate our sales efforts in the fast moving mobile phone business and we are limited in terms of the number of new customers we can handle at any give time. We face the risk of our customers’ growth not keeping pace with this dynamic market. Despite our requirement of non-cancelable purchase orders from our customers, there is no guarantee that all our customers can pay for all of the goods they order.

Our management and a significant shareholder collectively own a majority of our common stock.

Collectively, our officers, directors and a single significant shareholder own approximately 51% of our outstanding common stock. As a result, investors may be prevented from affecting matters involving the company, including:

• the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

• any determinations with respect to mergers or other business combinations;

• our acquisition or disposition of assets; and

• our corporate finance activities.

Furthermore, concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

Changes in governmental regulations affecting the export of electronics from China may hurt our business.

Factors which adversely affect export of electronic products from China may materially and adversely affect our business, financial condition, results of operations and business prospects, including:

·	regulatory restrictions, trade disputes, industry-specific quotas, tariffs, non-tariff barriers and taxes that may result in limiting exports from China.

Our business is sensitive to general economic conditions.

Our business may be negatively affected by downturn in general economic conditions in major importing countries and regions and the rising labor and material costs in China.

Negative perception or publicity of Chinese products may hurt our business.

Any negative perception or publicity of Chinese electronic products may cause a decline in demand for Chinese electronic products and in turn negatively affect our sales and revenue.

SinoHub envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources which if not effectively managed, could impair its growth.

SinoHub’s strategy envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources. The growth of SinoHub’s business will require significant investments of capital and management’s close attention. SinoHub’s ability to effectively manage its growth will require it to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel; SinoHub may be unable to do so. In addition, SinoHub’s failure to successfully manage its growth could result in its sales not increasing commensurately with capital investments. If SinoHub is unable to successfully manage its growth, SinoHub may be unable to achieve its goals.

SinoHub may not be able to raise the additional capital necessary to execute its business strategy, which could result in the curtailment of SinoHub’s operations.

On September 10, 2008, the Company sold 6,609,789 shares of common stock, including shares of common stock issuable upon the exercise of warrants, to with certain accredited investors in a private offering, which resulted in aggregate gross proceeds to the Company of $7,491,110.  Nevertheless, SinoHub will need to raise substantial additional funds to fully fund its existing operations and for development, component purchases and expansion of its business. SinoHub has no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing, when needed, would have a negative effect on SinoHub, including possibly requiring it to curtail operations. If any future financing involves the sale of the equity securities of SinoHub, the shares of common stock held by its stockholders could be substantially diluted. If SinoHub borrows money or issues debt securities, it will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due.

Insufficient funds will prevent SinoHub from implementing its business plan and will require it to delay, scale back, or eliminate certain of its operations.

SinoHub will be required to hire and retain skilled technical and managerial personnel.

SinoHub’s continued success depends in large part on its ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales, and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain the required highly-trained managerial and technical personnel that are integral to production and development and technical support teams may have a negative impact on the operation of SinoHub’s plants, which would have a negative impact on revenues. There can be no assurance that SinoHub will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect it.

SinoHub is dependent upon its officers for management and direction and the loss of any of these persons could adversely affect its operations and results.

SinoHub is dependent upon its officers for implementation of its proposed expansion strategy and execution of its business plan. The loss of any of its officers could have a material adverse effect upon its results of operations and financial position. SinoHub does not maintain “key person” life insurance for any of its officers. The loss of any of its officers could delay or prevent the achievement of its business objectives.

Compliance with Section 404 of the Sarbanes-Oxley Act on a timely basis may strain SinoHub’s limited financial and management resources, negatively affect its operating results, and cause SinoHub to fail to meet its reporting obligations.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-K for the fiscal year ending December 31, 2008 (unless such date is extended by the SEC). In addition, commencing with our annual report for the fiscal year ending December 31, 2009 (unless such date is extended by the SEC) our independent registered accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting.

SinoHub is developing and is implementing a Section 404 plan.  Before the reverse merger with SinoHub, Liberty was a shell and had virtually no financial staff and its controls over financial reporting were ineffective.  Before, during and after the reverse merger, SinoHub staff have been using controls with respect to the core business.  SinoHub’s auditors have conferred with the Company and discussed their requirements.  The officers of SinoHub are aware of the requirement for internal controls and believe that the internal controls SinoHub has in place are effective.   SinoHub will continue to endeavor to improve its control environment as it adds staff and grows the company, and SinoHub is confident of its ability to meet the requirements of Section 404 of the Sarbanes-Oxley Act on a timely basis.

However, SinoHub may need to hire and/or engage additional personnel and incur incremental costs in order to complete and manage the work required by Section 404 of the Sarbanes-Oxley Act. SinoHub may not be able to completely implement its Section 404 plan on a timely basis. Additionally, upon completion of the implementation of its Section 404 plan, SinoHub may not be able to conclude that its internal controls are effective, or in the event that it concludes that its internal controls are effective, SinoHub’s independent accountants may disagree with its assessment and may issue a report that is qualified. The financial and management resources required to implement and comply with Section 404 of the Sarbanes-Oxley Act, and any failure to implement required new or improved controls or difficulties encountered in their management and implementation, could negatively affect SinoHub’s operating results or cause it to fail to meet its reporting obligations.

Risks Related to the People’s Republic of China

SinoHub’s Chinese operations subject it to certain risks inherent in conducting business operations in China, including political instability and foreign government regulation, which could significantly impact its ability to operate in such countries and impact its results of operations.

SinoHub conducts substantially all of its business in China.  SinoHub’s Chinese operations are, and will be, subject to risks generally associated with conducting businesses in foreign countries, such as:

·	changes in applicable laws and regulations– for example, Customs regulations in China are quite complicated and are subject to change;
·	challenges to, or failure of, title – should the Company purchase facilities, it is more difficult in China to perfect clear title than it is in the United States and this represents a potential risk;

·
changes in foreign economic and political conditions – to the extent that the Company’s manufacturer customers sell overseas, economic downturns and political instability outside of China is bad for our business. Also, since China is an export driven economy, economic downturns overseas are bad for China generally and this will have some affect on our manufacturer customers making products for the local Chinese market;

·	export and import restrictions – as noted above, Customs regulations change frequently and such changes could have negative affects on our business;
·
tariffs, customs, duties and other trade barriers– VAT and Customs Duty make electronic components more expensive in China (85% are imported), which makes products such as mobile phone, components of which are core to the Company’s business, more expensive in China;

·
difficulties in staffing and managing foreign operations– the number of qualified managers in China is much less than the need, therefore it is hard for the Company to hire highly qualified managers; and

·
difficulties in enforcing agreements China’s legal system is not as fully developed as the legal system in the United States which means there is more risk that the Company could have difficulty enforcing an agreement.

Specifically, foreign governments may enact and enforce laws and regulations requiring increased ownership by businesses and/or state agencies, which could adversely affect SinoHub’s ownership interests in then existing ventures. The Company’s ownership structure may not be adequate to accomplish its business objectives in China. Foreign governments also may impose additional taxes and/or royalties on our business, which would adversely affect SinoHub’s profitability. Internal unrest, acts of violence or strained relations between a foreign government and SinoHub or other governments may adversely affect its operations. These developments may, at times, significantly affect SinoHub’s results of operations, and must be carefully considered by its management when evaluating the level of current and future activity in such countries.

China’s economic policies could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the Chinese Renminbi, or RMB, fluctuates and is subject to changes in the People’s Republic of China political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may be restricted from exchanging RMB to other currencies in a timely manner.

At the present time the RMB is not an exchangeable currency. The Company receives nearly all of its revenue in RMB, which may need to be exchanged to other currencies, primarily U.S. dollars, and remitted outside of the PRC. Effective from July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises, including Sino-foreign joint ventures, are no longer subject to the approval of State Administration of Foreign Exchange, or SAFE, but need only a ministerial review, according to the foreign exchange regulations. Current account items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a current account transaction. Other non-current account items, known as capital account items, remain subject to SAFE approval. Under current regulations, the Company can obtain foreign currency in exchange for RMB from swap centers authorized by the government. The Company does not anticipate problems in obtaining foreign currency to satisfy its requirements; however, there is no assurance that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict the Company from exchanging RMB in a timely manner. If such shortages or changes in laws and regulations occur, the Company may accept RMB, which can be held or reinvested in other projects.

Our subsidiaries and affiliated Chinese entities in China are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

SinoHub’s operating subsidiaries in China generate substantially all of the company’s consolidated revenues.  To repatriate the cash generated to the US-based parent, these subsidiaries would need to declare a dividend or make some other type of payment to the US-based parent.  Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends. Further, if our subsidiaries and affiliated Chinese entities in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We may face obstacles from the communist system in The People's Republic of China.

Foreign companies conducting operations in The People’s Republic of China face significant political, economic and legal risks. The Communist regime in The People's Republic of China may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the People's Republic of China.

The People's Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the People’s Republic of China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the People’s Republic of China would enforce:

·	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

·
In original actions brought in the Republic of China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the Republic of China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since 1979 has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and affiliates is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

Risks Related to SinoHub Stock

There can be no assurance that a liquid public market for our common stock will exist in the future.

Although SinoHub’s shares of common stock are eligible for quotation on the OTC Bulletin Board electronic over-the-counter trading system, very few shares trade on a regular basis and there may not be a significant market in such stock in the future. There can be no assurance that a regular and established market will be developed and maintained for our common stock. There can also be no assurance as to the strength or liquidity of any market for our common stock or the prices at which holders may be able to sell their shares.

It is likely that there will be significant volatility in the trading price.

Market prices for the common stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of SinoHub and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of SinoHub, interest rates, general economic conditions and those specific to our industry, developments with regard to SinoHub’s operations and activities, our future financial condition, and changes in our management.

Risks relating to low priced stocks.

The trading price of the common stock has remained been below $5.00. Since our common stock trades below $5.00 per share, trading in the common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before brokers and dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell it.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

As of September 15, 2008, we had issued and outstanding approximately (i) 24,478,174 shares of common stock, warrants for 2,511,712 shares of common stock and options exercisable for 407,651 shares of common stock. These securities will be eligible for public sale only if registered under the Securities Act or if the stockholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our common stock or other equity securities.

The ability of the Board of Directors of SinoHub to issue “blank check” preferred stock and any anti-takeover provisions we adopt may depress the value of our Common Stock.

The authorized capital of SinoHub includes shares of “blank check” preferred stock.  The SinoHub Board has the power to issue any or all of the authorized but unissued shares of its preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  They may, in the future, adopt anti-takeover measures.  The authority of the SinoHub Board of Directors to issue “blank check” preferred stock and any future anti-takeover measures it may adopt, may in certain circumstances delay, deter or prevent takeover attempts and other changes in control of SinoHub not approved by its Board of Directors.  As a result, SinoHub stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Common Stock and the voting and other rights of its stockholders may also be affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the Selling Stockholders. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of outstanding warrants.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of stock we sell to the selling stockholders upon exercise of outstanding warrants  will be used for general corporate purposes. Such general purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 SIHI common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol “SIHI.OB”. Presented below is the high and low bid information of SinoHub’s common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. No bid quotations were available for any of quarterly periods for the year ended December 31, 2007.

	SinoHub COMMON STOCK
	HIGH		LOW
FISCAL YEAR ENDING DECEMBER 31, 2008:
Fourth Quarter (through November 28, 2008)		$2.50		$1.01
Third Quarter		$3.00		$2.00
Second Quarter		$0.86		$0
First Quarter	$	N/A	$	N/A

Our common shares are issued in registered form. Interwest Transfer Co. Inc. (Telephone: 801-272-9294; Facsimile: 801-277-3147) is the registrar and transfer agent for our common shares.  The Company has no securities authorized for issuance under any equity compensation plan.

Holders

As of September 15, 2008, there were approximately 431 holders of record of our common stock.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is based on, and should be read in conjunction with our audited historical consolidated financial statements, which are included elsewhere in this Prospectus. Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risk, uncertainties and other factors. Actual results could differ materially because of the factors discussed in “Risks Factors” above and elsewhere in this Prospectus, and other factors that we may not know. All amounts are expressed in United States dollars.

OVERVIEW

We are an electronic components supply chain management service provider, otherwise known as SCM.  SinoHub provides SCM services to electronics manufacturers and component suppliers in the People’s Republic of China. Our professional Supply Chain Management platform integrates our proprietary, SCM online software system named “SinoHub SCM”, logistics service centers located in key distribution/manufacturing cities in the PRC, and a service team of approximately 100 employees.

As an electronic component supply chain management service provider, we manage all aspects of the movement of electronic components from their receipt from suppliers in our Hong Kong warehouse to their import into China and delivery to a manufacturer to the export of the finished goods when that is required. We have built an online software system that makes this process transparent to all participants in the supply chain. Our services may also include financing, bill of material management, bonded book management, warehousing, and a host of other auxiliary aspects of electronic component handling.

History and Basis of Reporting

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally organized in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991. Liberty Alliance, Inc. filed for bankruptcy in 1994 and the filing was closed in 1995. Liberty Alliance, Inc. remained dormant until 2006 when it began preparing to become a public shell company and seek new business opportunities. In August 2006 the Company changed its name to Vestige, Inc., and in September 2006 the Company changed its name back to Liberty Alliance, Inc.

In May 2008, Liberty Alliance, Inc., SinoHub Acquisition Corp., know asthe Merger Sub, SinoHub, Inc., known as the Acquired Sub, and Steven L. White, the principal stockholder of Liberty Alliance, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to merge with and into the Acquired Sub, with the Acquired Sub being the surviving corporation. In connection with the merger, Liberty Alliance, Inc. issued to the stockholders of the Acquired Sub 18,290,000 shares (as adjusted for reverse stock split) of the Company’s common stock in exchange for all the outstanding shares of the Acquired Sub’s preferred and common stock and the Company assumed options exercisable for additional shares of common stock. At the closing, Liberty Alliance, Inc. also issued 510,000 shares (as adjusted for reverse stock split) of the Company’s common stock to certain consultants for services rendered in connection with the Merger.  The vast majority of these shares were issued to a consultant, JCGlobal, who provided consulting services to help the company engage SEC counsel and investment bankers in the process of becoming a public entity and raising a private investment in public equity. In particular, JCGlobal advised the Company directly in consummating a going public transaction involving a Nasdaq over-the-counter bulletin board shell company.  Immediately following the merger, the Company had 20,000,000 shares of common stock outstanding and options exercisable for an additional 489,451 shares (as adjusted for reverse stock split) of common stock.  The conclusion of these events was deemed to be a reverse takeover transaction, or RTO, after which the original stockholders of the Company held approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the Acquired Sub’s stockholders, including the shares issued to consultants, held approximately 94% of the Company’s issued and outstanding shares of common stock.

In June 2008, the Company approved a reverse stock split of 1 share for every 3.5 common stock shares outstanding; outstanding common stock shares and stock options have been adjusted to account for the effects of the reverse stock split.

In July 2008, the Company changed its name from Liberty Alliance, Inc. to SinoHub, Inc. and the Acquired Sub changed its name from SinoHub, Inc. to SinoHub International, Inc.

For financial reporting purposes, the RTO of the Company has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustment of the carrying value of the assets and liabilities.

Business Operations

In the process of importing electronic components for our customers, SinoHub records all of the price, manufacturer, lead time and supplier name information for each part number in a database. The Company’s business operations leverage this database to source electronic components for our manufacturer customers at the best possible price. We also leverage the same infrastructure we use to receive parts for our supplier customers, import them into China and deliver them inside China to stage all parts related to bills of material for our manufacturer customers, import them and deliver them to the factory floor. Even though we derive less than 5% of our revenue from our SCM business, it is invaluable because it provides the information and the infrastructure that supports our VMI procurement and component sales.

The Company offers customers the use of the SCM platform under a fee based program where customers outsource the supply chain process to SinoHub, while retaining title to inventory, receivables, and commitments on supplier payables. SinoHub provides the customer a complete SCM solution that includes importing and exporting services, facilitating customs clearance, performing warehouse and distribution functions, and enabling foreign currency settlements through SinoHub’s banking relationships and its licensed qualifications as a Client Coordinator Enterprise in China.

The Company also provides a unique Vendor Managed Inventory, or VMI, program for customers that integrates the use of the SCM platform with inventory procurement, handling, and distribution, as well as financing, if required.  Customers may require “order fulfillment” services, where the customer outsources its electronic component purchasing process and specifies suppliers at pre-negotiated costs, and SinoHub receives a negotiated fee from its customer for services related to handling the purchasing, and for managing and financing the inventory through the supply chain. Alternatively, customers may request “order procurement” services, where SinoHub sources and procures electronic components from the marketplace, and then resells the components to its customers at negotiated prices that include the component cost, supply chain management, and financing, if necessary. In all cases, the VMI program provides customers with a streamlined management process for navigating all importing, customs, warehousing, and delivery challenges, while addressing key objectives for working capital, inventory levels, order fill rates, and transaction costs.

SinoHub also supports customers by providing a sourcing channel for electronic components that are not part of a specific SCM or VMI program. In these cases, SinoHub utilizes its industry knowledge and relationships with components suppliers and manufacturers to source products at competitive prices and within time constraints.  SinoHub responds to these “spot” orders from customers, sources the product, confirms pricing, and executes delivery. Customers are required to pay on delivery of product.

CONSOLIDATED RESULTS OF OPERATIONS

The Company derives revenue and gross profit primarily from fees associated with the provision of SCM services and sales of electronic components.

The Company reports revenue from supply chain management services and electronic components sales. Revenues for supply chain management services are earned from both the SCM and VMI programs and are primarily based on a percentage of inventory value handled for a customer. The Company recognizes revenue from SCM services when the services are provided. Revenue from electronic components sales are based on quoted prices and are recognized at the time of shipment to customers. Sales are recorded net of discounts and allowances. In all cases, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services rendered, the sales price is determinable, and collectability is reasonably assured.
Cost of sales for SCM services primarily represents direct costs incurred for providing SCM services, including logistics services, import/export services, warehouse services and a number of ancillary services such as kitting, insurance, repackaging and re-labeling. Cost of sales for electronic components primarily represents the cost of components and expenses directly related to component procurement.

SCM pricing is negotiated based on a percentage of the value of the goods handled. Generally speaking the larger the SCM customer, the lower the percentage. For VMI procurement and component sales the Company makes a margin based on the difference between the price at which it buys electronic components and the price at which it sells these parts to the customer. The margin SinoHub makes on this business varies based on the rapidly changing prices in the market into which the SinoHub SCM database give the Company a unique window.

Selling, general and administrative expenses include salaries paid to employees, employee related expenses, professional fees, marketing costs, technology costs, sales commissions, depreciation, rent, and related office and facility expenses.

Three and Nine Months Ended September 30, 2008 Compared to September 30, 2007:

Overall Results

The company reported net income of $3.9 million in the third quarter of 2008, compared with net income of $980,000 in the year-earlier period. Net income for the nine months ended September 30, 2008 was $5.5 million compared to $2.6 million in the comparable year earlier period.

Net Sales

Net sales increased almost three-fold to $28.2 million in the third quarter of 2008 from $7.1 million in the third quarter of 2007 due to continued strong customer demand for the Company’s services and related electronic components in Mainland China. Net sales for the nine months ended September 30, 2008 was $53.0 million, up 188% from $18.4 million recorded in the year earlier period.  Growth was supported by additional access to financial resources and bank borrowings during the 2008 periods.  In particular, the Company raised $1.3 million at the end of 2007 in new equity that was put to use financing additional VMI projects in 2008 and the Company was able to expand its bank lines with both China Construction Bank and China Industrial Bank.

Gross Profit

The Company recorded gross profit of $6.1 million and $9.9 million in the third quarter and first nine months of 2008, respectively, compared with $1.6 million and $4.6 million in the year-earlier periods. The gross profit margin for the third quarter of 2008 decreased to 21.6% from 23.1% in the prior year. Gross margins are under pressure as a result of growth in larger VMI projects where the mix of components and competitive pricing configurations result in lower margins. While positive profit trends are expected as the Company’s sales grow, the trend toward lower gross profit margins may continue as the Company pursues and wins new business opportunities.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $503,000 or 111%, to $954,000 and $760,000 or 60%, to $2.0 million in the third quarter and the first nine months of 2008 to support the general growth in sales and expanded operations. These expenses were approximately 4% of revenues in 2008 compared to 7% in the prior year as the Company experienced favorable leverage on infrastructure while sales increased.

Income from Operations

The Company recorded income from operations of $5.0 million and $7.1 million in the third quarter and first nine months of 2008, respectively, as compared with operating income of $1.1 million and $3.0 million in the year-earlier periods. Operating results for the 2008 year to date period included expenses related to the RTO totaling approximately $500,000 in the second quarter.

Income Taxes

The Company’s effective tax rate was 20.2% for the first nine months of 2008 compared to 12.2% in 2007. The statutory tax rate in the PRC of 25% in 2008 and 33% in 2007 was reduced in both periods by favorable tax preferences experienced by the Company’s operations in special economic zones as designated by the Chinese government. The trend toward a higher effective tax rate is expected to continue as preferences lapse over time.  The Chinese government recently lowered the corporate income tax rate from 33% to 25%.  In Shenzhen, where the Company does most of its business, the special economic zone status means the corporate income tax rate for 2008 will be 18% and, barring further changes, it will be 19% in 2009.  The stated intention of the Chinese government is to gradually increase the corporate tax rate in special economic zones such as in Shenzhen to the national level, which is 25% at present. Income tax estimates in interim periods have varied as the Company has adjusted provisions and accruals in light of actual tax filings.

Foreign Currency Translation Gain and Comprehensive Net Income

The Company reported foreign currency translation gains of $216,000 and $680,000 in the third quarter and first nine months of 2008, respectively, compared with foreign currency translation gains of $64,000 and $121,000 in the year-earlier periods as the increase in value of the RMB versus the USD continued. Comprehensive net income (net income plus foreign currency translation gains) was $4.1 million and $6.2 million in the third quarter and first nine months of 2008 compared with $1.0 million and $2.6 million in the year-earlier periods.

Fiscal Years Ended December 31, 2007 Compared to December 31, 2006:

Overall Results

The Company reported net income of $3.5 million in 2007 compared to $1.2 million in 2006, a 192% increase. Growth in the Company’s VMI program, including electronic component sales, contributed increased gross profit while operating expenses decreased slightly through cost control measures, including savings of approximately $300,000 in 2007 due to cost control measurement in the establishment of customer contracts in 2007, and the one time expense in 2006 of approximately $100,000 for setting up operations in Hong Kong.

Net Sales

Net sales increased by 51% to $28.8 million for the year ended December 31, 2007 as compared to $19.1 million for the prior year primarily as a result of an increase in VMI project activity, particularly revenues from the sale of components to our customers driven by our improved platform. In particular, we added new functionality to our MIS system in 2007 that greatly facilitated our ability to stage electronic components for VMI projects and make this process transparent to participants in the supply chain. SinoHub plans to add new functionality to our MIS system to make our services more attractive to our manufacturer customers. VMI fulfillment and procurement require the company to fund the purchase of electronic components, which requires that we have the capital resources to fund these purchases, whereas pure logistics requires very little capital outlay from us.  The addition of warehouse space also requires capital investment.  Revenues from component sales increased 54% in 2007 to $26.7 million from $17.4 million in 2006. SCM service revenues increased 24% to $2.1 million in 2007 from $1.7 million in 2006 as the Company’s sales efforts resulted in new accounts and activity with current customers increased.

Cost of Goods Sold

Costs of SCM services increased modestly to $995,000 for the year ended December 31, 2007 from $971,000 for the prior year as the Company experienced growth while pursuing aggressive cost management for these services. Costs associated with our VMI services and components sales increased by 51% to $21.1 million for the year ended December 31, 2007 compared to $14.0 million for the prior year primarily as the result of increased component sales to customers.

Gross Profit

Gross profit increased in actual dollars by 65% to $6.7 million for the year ended December 31, 2007 compared to $4.0 million for the year ended December 31, 2006 as a result of the corresponding increase in revenues. As a percentage of revenue, gross profit increased slightly from 21% in 2006 to 23% in 2007.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased overall by 7% to $2.3 million for the year ended December 31, 2007 compared to $ 2.5 million for the year ended December 31, 2006 primarily due to cost control measures implemented by the Company in 2007 in the areas of technology and distribution costs.  Notwithstanding the foregoing, the Company experienced slightly increased professional fees during 2007 primarily due to audit and legal fees incurred in preparation for becoming a publicly traded company. In addition, payroll expenses increased approximately 20% to $1.3 million for the year ended December 31, 2007 as compared to $1.1 million for the year ended December 31, 2006, primarily due to an increased number of employees required to support growth in sales and operations.

Income from Operations

The Company recorded income from operations of $4.0 million in 2007 compared to $1.2 million in 2006 which reflected the stronger sales performance and cost containment measures discussed above.

Income Taxes

Currently, the Company derives all of its income and is subject to income tax in the PRC, which has a statutory tax rate of 33%. Income tax expense for the year ended December 31, 2007 was $509,000 with an effective tax rate of 12.7% as compared to $27,000 for the year ended December 31, 2006 (effective tax rate of 2.2%). The Company has operations in special economic zones where the PRC has granted special tax exemptions during initial years of development. The rate has increased in 2007 primarily as a result of increased earnings in areas where the exemptions have started to phase out. The Company expects such trends toward higher tax rates to continue as preferences lapse over time. The Chinese government recently lowered the corporate income tax rate from 33% to 25%.  In Shenzhen, where the Company does most of its business, the special economic zone status means the corporate income tax rate for 2008 will be 18% and, barring further changes, it will be 19% in 2009.  The stated intention of the Chinese government is to gradually increase the corporate tax rate in special economic zones such as in Shenzhen to the national level, which is 25% at present.

Foreign Currency Translation Gain and Comprehensive Net Income

The Company reported a foreign currency translation gain of $285,000 in 2007 compared to $14,000 in 2006 as the RMB continued to increase in value versus the USD. The Company recorded comprehensive income (net income plus foreign currency translation gain) of $3.8 million in 2007, an increase of 211% compared to $1.2 million in 2006. This result was achieved through improved sales and gross profits, while reducing selling, general and administrative expenses.

CONSOLIDATED FINANCIAL CONDITION AND LIQUIDITY

Liquidity and Capital Resources

The Company’s strategic plans include continued expansion and support of the SCM Platform and VMI programs, including electronic component shipments. As a result of the working capital investments necessary to support these plans, the company will continue to require cash and financing resources to meet and exceed its objectives. Most of the working capital the Company intends to raise in the near to medium term is expected to come from Chinese banks, which, to date, have not been affected by the global credit crisis nearly as much as the US and European banks.

We believe the SinoHub’s VMI procurement and component sales business can be expanded with additional funds depending on how quickly we can build out new infrastructure and hire additional staff. This is because the electronics business in China is very large relative to the size of the Company’s business. Additional working capital would enable us to purchase more electronic components from our suppliers, which should lower our costs, and thus enhance our profitability. Increased volume would also likely enable the Company to get favorable terms from suppliers which would lower our need for additional financing from third parties. Moreover, the addition of warehouse space to support the Company’s growth will require capital investment.  Accordingly, if SinoHub is unsuccessful in raising additional working capital, the Company’s growth will be adversely affected.

We intend to raise these funds through the sale of additional equity or debt, long-term debt financings, and operating cash flows. Due to the risk factors discussed in this document there can be no assurance that we will be successful in raising the additional funds necessary to carry out management’s plans for the future on acceptable terms or at all.  Our ability to obtain additional capital will also depend on market conditions, national and global economies and other factors beyond our control. We cannot be sure that we will be able to implement or capitalize on various financing alternatives. The terms of any debt or equity funding that we may obtain in the future may be unfavorable to us and to our stockholders.

At September 30, 2008 and December 31, 2007, the Company had cash and cash equivalents of $8.1 million and $4.3 million, respectively. During the first nine months of 2008, the net amount of cash used in the Company’s operating activities was $5.6 million, the net amount of cash provided by investing activities was $5.1 million, and the net amount of cash provided by financing activities was $4.0 million. Exchange rate changes increased cash flow effects by $350,000 in the first nine months of 2008.

For comparative purposes, at September 30, 2007 and December 31, 2006, the Company’s cash balance was $6.2 million and $3.0 million, respectively. During 2007, cash flows provided by operating activities were $745,000. Investing activities used $17,000 in cash, and financing activities generated $2.3 million in cash. Exchange rate changes increased cash flow effects by $92,000 in the first nine months of 2007.

The Company advances money to VMI customers to purchase electronic components. We only purchase standard components which readily saleable. Our typical VMI sale to a customer requires the customer to post a 20% deposit and finance the remaining 80% of the purchase at the annual rate of 3.5% for a 45-day financing. The financing begins when the project is approved, but SinoHub does not actually pay for the components until we receive them and in some cases we get receive financing from the suppliers, with our cost of borrowing of approximately 0.6% per month for the first nine months of 2008.

Cash Flows from Operating Activities

The Company maintains a significant investment in working capital, primarily accounts receivable and inventories. Accounts receivable and inventories represented approximately 67% and 46% of total assets at September 30, 2008 and December 31, 2007, respectively.

The net amount of cash used in the Company’s operating activities during the first nine months of 2008 was $5.6 million, which primarily included earnings from operations that were more than offset by investments in accounts receivable and inventory to support the Company’s business growth. In addition, accounts payable reductions were made during the period to enable favorable terms with suppliers. In the prior year period, net cash provided by operating activities was $745,000 as cash flow from income was largely offset by investments in receivables, as well as reductions in payables and certain deposits with customers as VMI projects where completed.
As mentioned above, the average duration of a VMI project is 45 days at which point all suppliers are paid, the electronic components are shipped and money advanced to finance the project are collected.

Cash Flows from Investing Activities

The net amount of cash generated by investing activities during the first nine months of 2008 was $5.1 million primarily the result of a release of restricted cash as the Company settled bank notes under letters of credit that required restricted cash balances; in the corresponding 2007 period investing cash flows were insignificant.

Cash Flows from Financing Activities

The net amount of cash used by financing activities during the first nine months of 2008 was $4.0 million, which included a private placement stock offering in the third quarter with gross proceeds of $7.5 million, proceeds from bank borrowings of approximately $2.6 million, and payments on bank notes of $7.1 million.  In the prior year period, cash flow from financing activities included advance payments by investors of $1.4 million in connection with equity offerings that closed later in 2007, and bank borrowing proceeds of $6.1 million, offset by note payments of $508,000, repayments to a related company that advanced funds for certain subsidiaries of $1.3 million, and other reductions in related company payables of approximately $3.3 million.  The related company, which is based in Hong Kong, assisted the Company by facilitating certain foreign exchange transactions, and settled obligations to certain suppliers on behalf of the Company, and collected certain customer remittances on behalf of the Company. These activities are expected to diminish by the end of 2008 as the Company’s recently established Hong Kong operation has achieved required infrastructure to support foreign exchange transactions.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including but not limited to those related to income taxes and impairment of long-lived assets. We base our estimates on historical experience and on various other assumptions and factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Based on our ongoing review, we plan to adjust to our judgments and estimates where facts and circumstances dictate. Actual results could differ from our estimates.

We believe the following critical accounting policies are important to the portrayal of our financial condition and results and require our management's most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain.

Concentrations and Risks

Substantially all of Company's assets are located in the PRC and Hong Kong and substantially all of the Company's revenues were derived from customers located in the PRC. In addition, financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of accounts receivable. The Company mitigates credit risk through procedures that include determination of credit limits, credit approvals, and related monitoring procedures to ensure delinquent receivables are collected.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months. Cash amounts held as security for the Company’s bank loans are reported as restricted cash and are not included with cash and cash equivalents on the balance sheet until the security for such funds has been released.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of customer credit history, overall trends in collections and write-offs, and expected exposures based on facts and prior experience. To date, write-offs associated with the extension of credit have been negligible. At June 30, 2008, and at December 31, 2007 and 2006, the Company considered all outstanding accounts receivable to be collectible and no provision for doubtful accounts was made in the financial statements.

Inventories

Inventories are stated at cost, cost being determined on a first in first out method. No allowance is made for excess or obsolete inventories as inventories are held for a short period of time and are substantially related to specific customer order commitments. Inventory consists of electronic components purchased from suppliers.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual values over the assets’ estimated useful lives. The estimated useful lives are as follows:

Plant and machinery	5 Years
Motor vehicles	5 Years
Furniture, fixtures and equipment	2 to 5 Years

Long-lived assets held and used by the Company are reviewed for impairment whenever changes in circumstances or events indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the Company considers various factors, including future cash flows, to determine whether the carrying amount exceeds fair value, and in that case, the asset is written down to fair value. The Company believes that no impairment of property and equipment exists at June 30, 2008.

Financial Instruments

The Company analyzes  financial instruments that may have features of both liabilities and equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” At present there are no such instruments.   The Company also analyzes registration rights agreements associated with any equity instruments issued to determine if penalties triggered for late filing should be accrued under FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements.”

Fair Value of Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, bank borrowings, notes payable and other liabilities approximate their fair values because of the short-term nature of these instruments. Management believes the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s operations are primarily based in the PRC, which may give rise to significant foreign currency risks and opportunities from fluctuations and the degree of volatility of foreign exchange rates between the United States dollar (“USD”) and the Chinese Renminbi (“RMB“). In July 2005, the PRC allowed the RMB to fluctuate within a narrow range ending its decade-old valuation peg to the USD. Since this change in 2005, the RMB has experienced positive trends in valuation against the USD; such trends are reflected in part by the foreign currency translation gains reported in the Company’s financial statements.

Derivative Instruments

The Company does not utilize derivative or hedge instruments in its financing activities.

Stock-Based Compensation

The Company adopted SFAS No. 123R, “Share-Based Payments.” This Statement requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which services are received. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Revenue Recognition

The Company reports revenue from supply chain management. orSCM, services and electronic components sales. Revenues for supply chain management services are earned from both the SCM and VMI programs and are primarily based on a percentage of inventory value handled for a customer. The Company recognizes revenue from SCM services when the services are provided. Revenues from electronic components sales are based on quoted prices and are recognized at the time of shipment to customers. Sales are recorded net of discounts and allowances. In all cases, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services rendered, the sales price is determinable, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes”. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Foreign Currency Translation

SinoHub Inc., SinoHub International, Inc., B2B Chips, and SinoHub Technology (Hong Kong) Limited maintain accounting records using the functional currencies, USD and Hong Kong Dollars, or HKD, respectively. SinoHub SCM Shenzhen, Ltd., SinoHub Electronics Shenzhen, Ltd., SinoHub SCM Shanghai, Ltd. and SinoHub Electronics Shanghai, Ltd. maintain accounting records using RMB as the functional currency.

Foreign currency transactions during the year are translated to their functional currencies at the approximate rates of exchange on the dates of transactions.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date.  Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired.  Exchange gains or losses are recorded in the statement of operations.

The financial statements of the subsidiaries (whose functional currencies are HKD and RMB) are translated into USD using the closing rate method.  The balance sheet items are translated into USD using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.  All exchange differences are recorded as a component of accumulated other comprehensive income within equity.

Comprehensive Income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in HKD and RMB to USD is reported as other comprehensive income in the statements of operations and stockholders’ equity.

Earnings Per Share

Earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board, orFASB, issued SFAS No. 157, “Fair Value Measurements.” The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

 In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements.” The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company is currently evaluating the disclosure implications of this statement.

DESCRIPTION OF BUSINESS
Overview

We are an electronic components supply chain management service provider, otherwise known as SCM.  SinoHub provides SCM services to electronics manufacturers and component suppliers in the People’s Republic of China. Our professional Supply Chain Management platform integrates our proprietary, SCM online software system named “SinoHub SCM”, logistics service centers located in key distribution/manufacturing cities in the PRC, and a service team of approximately 100 employees.

As an electronic component supply chain management service provider, we manage all aspects of the movement of electronic components from their receipt from suppliers in our Hong Kong warehouse to their import into China and delivery to a manufacturer to the export of the finished goods when that is required. We have built an online software system that makes this process transparent to all participants in the supply chain. Our services may also include financing, bill of material management, bonded book management, warehousing, and a host of other auxiliary aspects of electronic component handling.

Our intellectual property consists primarily of proprietary software code for our SinoHub SCM online MIS system.  The duration of this intellectual property is perpetual.

History

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally organized in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991. Liberty Alliance, Inc. filed for bankruptcy in 1994 and the filing was closed in 1995. Liberty Alliance, Inc. remained dormant until 2006 when it began preparing to become a public shell company and seek new business opportunities.

In May 2008, Liberty Alliance, Inc., SinoHub Acquisition Corp., known as the Merger Sub, SinoHub, Inc., at the time the Acquired Sub, and Steven L. White, the principal stockholder of Liberty Alliance, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to merge with and into the Acquired Sub, with the Acquired Sub being the surviving corporation. In connection with the Merger, Liberty Alliance, Inc. issued to the stockholders of the Acquired Sub 18,290,000 shares (as adjusted for reverse stock split) of the Company’s common stock in exchange for all the outstanding shares of the Acquired Sub’s preferred and common stock and the Company assumed options exercisable for additional shares of common stock. At the closing, Liberty Alliance, Inc. also issued 510,000 shares (as adjusted for reverse stock split) of the Company’s common stock to certain consultants for services rendered in connection with the Merger.  Immediately following the Merger, the Company had 20,000,000 shares of common stock outstanding and options exercisable for an additional 489,451 shares (as adjusted for reverse stock split) of common stock.  The conclusion of these events was deemed to be a reverse takeover transaction after which the original stockholders of the Company held approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the Acquired Sub’s stockholders (including the shares issued to consultants) held approximately 94% of the Company’s issued and outstanding shares of common stock.

In June 2008, the Company approved a reverse stock split of 1 share for every 3.5 common stock shares outstanding; outstanding common stock shares and stock options have been adjusted to account for the effects of the reverse stock split.

In July 2008, the Company changed its name from Liberty Alliance, Inc. to SinoHub, Inc. and the Acquired Sub changed its name from SinoHub, Inc. to SinoHub International, Inc.

Business Operations

SinoHub’s business operations are primarily dedicated toward leveraging the value of the SCM platform to source and deliver electronic components and electronic products for our customers.

The Company offers customers the use of the SCM platform under a fee based program where customers outsource the supply chain process to SinoHub, while retaining title to inventory, receivables, and commitments on supplier payables. SinoHub provides the customer a complete SCM solution that includes importing and exporting services, facilitating customs clearance, performing warehouse and distribution functions, and enabling foreign currency settlements through SinoHub’s banking relationships and its licensed qualifications as a Client Coordinator Enterprise in China.

The Company also provides a unique Vendor Managed Inventory, or VMI, program for customers that integrates the use of the SCM platform with inventory procurement, handling, and distribution, as well as financing, if required.  Customers may require “order fulfillment” services, where the customer outsources its electronic component purchasing process and specifies suppliers at pre-negotiated costs, and SinoHub receives a negotiated fee from its customer for services related to handling the purchasing , and for managing and financing the inventory through the supply chain. Alternatively, customers may request “order procurement” services, where SinoHub sources and procures electronic components from the marketplace, and then resells the components to its customers at negotiated prices that include the component cost, supply chain management, and financing, if necessary. In all cases, the VMI program provides customers with a streamlined management process for navigating all importing, customs, warehousing, and delivery challenges, while addressing key objectives for working capital, inventory levels, order fill rates, and transaction costs.

SinoHub also supports customers by providing a sourcing channel for electronic components that are not part of a specific SCM or VMI program. In these cases, SinoHub utilizes its industry knowledge and relationships with components suppliers and manufacturers to source products at competitive prices and within time constraints.  SinoHub responds to these “spot” orders from customers, sources the product, confirms pricing, and executes delivery. Customers are required to pay on delivery of product.

The Company has secured financing facilities (RMB based) with certain PRC banks to support its business operations. The facilities with each bank include:

-
Letter of credit facility with one bank in the amount of $3,100,000 to support trading activity. Restricted cash balances are required as security for draws against the facility and an annual commitment fee of 0.1% is assessed. In addition, the bank requires a third party guarantor for a fee of $80,000. The Company also has a $1,400,000 customs duty facility through this bank to support short term duty collections on trading activity. These facilities renew each year and are available through May 2009.

-
Letter of credit facility with another bank in the amount of $3,400,000 to support trading activity. Restricted cash balances are required as security for draws against the facility and an annual commitment fee of 0.1% is assessed. In addition, the bank requires a third party guarantor for a fee of $70,000. The facility renews each year and is available through December 2008.

-
Revolving line of credit facility with a bank in the amount of $700,000 to support working capital requirements. Draws on the line currently bear interest at 7.1% and are secured by a lien on the residence of the Chairman and CEO of the Company. The facility is available through December 2008.

Subsidiaries

Our corporate structure is designed to comply with laws affecting ownership by foreign entities of PRC companies. When SinoHub SCM Shenzhen was incorporated, PRC laws prohibited a foreign owned company from owning an import/export license. That restriction has since been removed, but the mechanism for SinoHub Electronics Shenzhen to purchase SinoHub SCM Shenzhen without affecting SinoHub SCM Shenzhen’s status at Customs has not yet been defined. SinoHub Electronics Shanghai has the same purpose as SinoHub Electronics Shenzhen, with each company focused on operating in Shanghai and Shenzhen, respectively.

The diagram below illustrates the current corporate structure of SinoHub, Inc. and its subsidiaries:

SinoHub International, Inc. was incorporated on March 23, 1999 as a Delaware C corporation in the United States of America. Prior to the Merger, this company was named SinoHub, Inc. and was the primary holding company for the Chinese and Hong Kong subsidiaries listed below. SinoHub International, Inc. is wholly owned by SinoHub, Inc.

SinoHub Electronics Shenzhen, Ltd. was incorporated on September 19, 2000 in the People’s Republic of China to provide one-stop SCM services for electronic manufacturers and distributors in southern China.  SinoHub Electronics Shenzhen, Ltd. is wholly owned by SinoHub International, Inc.

SinoHub SCM Shenzhen, Ltd. was incorporated on December 12, 2001 in the PRC to hold an import and export license in the PRC. SinoHub SCM Shenzhen, Ltd. purchases and sells electronic component parts and provides Customs clearance services to our customers. 100% of the equity interest in SinoHub SCM Shenzhen, Ltd. is held on behalf of SinoHub by SinoHub Electronics Shenzhen, Ltd. through a Declaration of Trust with SinoHub Electronics Shenzhen, Ltd. dated January 30, 2008. Through this trust agreement, SinoHub SCM Shenzhen, Ltd. is considered a wholly owned subsidiary of SinoHub Electronics Shenzhen, Ltd. The Trustee agrees to sign all papers according to the instruction of the beneficial owner in order to enable the beneficial owner or its representative to attend meetings of shareholders of the Company in the capacity of proxy for the Trustee in and to enable the beneficial owner to exercise the voting rights in the capacity of proxy. The Trustee has also agreed to transfer 100% of the equity interest to any third party nominated by the beneficial owner (including beneficial owner) or to otherwise dispose of or deal with such equity in whatever manner instructed by the beneficial owner. The right to any consideration for such transfer belongs to the beneficial owner. The governing law is the law of the People’s Republic of China.

SinoHub SCM Shanghai, Ltd. was incorporated on March 9, 2005 in the PRC to provide one-stop SCM services for electronic manufacturers and distributors in northern China. SinoHub SCM Shanghai, Ltd. is wholly owned by SinoHub Electronics Shenzhen, Ltd.

SinoHub Electronics Shanghai, Ltd. was incorporated on July 5, 2005 in the PRC to provide one-stop SCM services for electronic manufacturers and distributors in the PRC. SinoHub Electronics Shanghai, Ltd. is wholly owned by SinoHub International, Inc.

B2B Chips, Limited was incorporated on June 12, 2006 in Hong Kong to purchase and sell electronic components. B2B Chips is wholly owned by SinoHub Electronics Shenzhen, Ltd.

SinoHub Technology (Hong Kong) Limited was incorporated on May 8, 2007 in Hong Kong and has not yet commenced business. SinoHub Technology (Hong Kong) is wholly owned subsidiary of B2B Chips.

SinoHub’s mailing address and executive offices are located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518057, People’s Republic of China. SinoHub’s telephone number, including the International Code and Area Code is +86-755-2601-2223. SinoHub’s corporate website is www.sinohub.com. The Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, of Liberty Alliance, Inc. and the and Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, of SinoHub are available on the Securities and Exchange Commission website. The public may read and copy any materials filed by SinoHub with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The contents of these websites are not incorporated into this filing.

Market Overview

The Electronic Component Industry in China

Industry

The world has witnessed the enormous growth of the Chinese electronic manufacturing industry over the past decade. In 2007 alone, China produced approximately US$359 billion of electronic products with over 80% of the electronic components consumed in this activity being imported. China is now the biggest consumer of electronic components in the world.1

As Chart 1 below shows, in 2006 China surpassed the US to become the top manufacturer of electronic products in the world. Almost all of the top EMS providers have manufacturing facilities in China.

____________________________
1 Reed Electronics Research (RER) November 2007.

As Chart 2 below shows, electronic product manufacturing in China has increased significantly every year since 2001, although Reed Electronics Research (RER) is forecasting slightly slower growth in 2009.

As Chart 3 below shows, the market value of Chinese electronic component consumption in manufacturing has surpassed US consumption every year since 2003.

Chart 3. Consumption of Electronic Components in Manufacturing in US$ Billions

As Chart 4 below shows, the growth rate of Chinese consumption of electronic components in manufacturing has also been in double digits every year and RER is forecasting an increase of approximately 10% for 2009.

Chart 4. Growth Rate of Consumption of Electronic Components in Manufacturing (%)

Market Opportunity

SCM in North America and Europe

In North America and Europe, the SCM service market is mature and well established, with the top 100 OEMS and EMS manufacturers, representing approximately 70% of the total available component market (TAM), receiving complete SCM services directly from the component manufacturers themselves. Substantially all of the approximately 30% of electronic components not purchased directly from the component manufacturers were purchased from franchise distributors, with the top three franchise distributors, Arrow, Avnet and Future holding approximately 70% of the Distributor Total Available Market (DTAM).

SCM in China

In China by comparison, even the largest OEMs and EMS manufacturers are unable to purchase components directly from U.S. and European component manufacturers, in large part because these component manufacturers do not have well established supply chains into China.  In addition, the explosive growth of electronic component distributors in China and the growth of Web-based Internet technology have created a very fragmented electronic components market, with no distributor capturing significant market share.  As of December 31, 2007, it was estimated that there were over four thousand electronic components distributors in China. To date, unlike the US and Europe, where large component manufacturers and franchise distributors provide complete SCM services to their customers, even the biggest electronic component distributors in China do not provide complete SCM services to their customers.

This market opportunity is expected to increase with the rapid development of new technologies which is expected to lead to the growth in the consumption of electronics products and China’s continuing growth as the world’s electronics factory.

SinoHub’s Solution

SinoHub offers a full SCM Platform solution.  The SinoHub SCM Platform brings a systems approach to our customers, which enables them to understand, manage, and coordinate the flow of products and services, within their supply chain.  SinoHub’s SCM Platform consists of a Web-based online supply chain management system (SinoHub SCM), key service centers in Hong Kong, Shenzhen, and Shanghai, and a supply chain management service team that is able to work with our customers through our online system in real time.

SinoHub SCM

SinoHub SCM is a proprietary, web-based software system that provides our customers information along with security, accuracy and ease of use. Because we only deal with electronic components, we can more easily implement features our customers require. Since our SCM Platform is Web based, our customers can quickly determine the status of shipments, the status and location of inventory in our warehouses, and the status of financial transactions.  The SinoHub SCM is accessible in both Chinese and English.  The following flow chart illustrates the SinoHub SCM functionality.

SINOHUB SCM
Bilingual System Operating in CHINESE and ENGLISH.
Drive revenues
Cut costs
Front end solutions
Backend solutions
OEMs & EMS providers
OETS (Order entry & tracking)
Shipment tracking
Payment system
Bonded inventory control system
Vendor Managed Inventory
Foreign Exchange
Trading
Import/Export VAT tracking & refund
Inventory management information
WMS (warehouse management)
Shipment information system
Payment system
Finished orders database
Management information
Sourcing
Import doc. creation & mgt.
Suppliers
Executive Reporting System
Operations Results Tracking
Online Payment
Online Data Base Center

As described by the graph, SinoHub SCM operates in Simplified Chinese and English, providing the following functionality for electronic component suppliers:

·	Order entry with automated price and category checking
·	Order tracking
·	Inventory management information system (warehouse management)
·	Shipment information system
·	Payment system
·	Finished orders database
·	Operations results tracking
·	Executive reporting system

And, for OEMs and EMS companies it provides:

·	Order tracking
·	Shipment tracking
·	Payment system
·	Bonded inventory control system
·	Operations results tracking
·	Vendor Managed Inventory
·	VAT tracking for recovery on export
·	Online payment

SinoHub Service Centers

SinoHub utilizes its physical locations as service centers for electronic component suppliers and OEM/EMS manufacturers. Geographical distances can significantly affect the ability to provide effective SCM services. Establishing multifunctional and technologically advanced service centers in major cities in China may lower costs and improve service standards. SinoHub has established services centers in Shenzhen and Shanghai which are connected through the SinoHub SCM.

SCM Service Team

SinoHub has expended time and resources to hire employees with experience in the electronic component field and to provide additional training to ensure the highest quality of service to our customers.  Our SCM Service Team includes approximately 100 employees.

SinoHub SCM Services

SinoHub’s supply chain management services include:

1.	Import and export services:
	·	Customs applications and declaration: bonded customs declaration, application of import approval document, help with inspection & quarantine of the imports & exports
	·	Tax reports generation and recording
	·	Value added Tax advances and insurance (Our customers need for future rebate purposes)
	·	Certificates for paid custom tax
	·	A flexible combination of payment methods, including currency exchange.

2.	Warehouse services in Hong Kong, Shenzhen and Shanghai
	·	Inventory management
	·	Kitting, Repacking
	·	Warehouse storage and insurance

3.	Delivery services
	·	Door-to-door just-in-time delivery service
	·	Guarantee one day for Shenzhen and two day delivery for other cities of in China from Hong Kong.

These value added services accompany our customers’ electronic components logistic operation every step of the way. Our customers access the status of their components in real time through SinoHub SCM and interact directly with our customer service representatives to resolve problems. The system has helped reduce errors, save cost and time and enable customers to get shorter time to market for their end products.

We believe approximately 50% of the electronic components entering China are imported at HuangGang Customs in Shenzhen. SinoHub has achieved Client Coordinator Enterprise status with HuangGang Customs (the highest status possible). This special status awards the Company priority at HuangGang Customs and enables SinoHub to obtain Customs clearance efficiently, resulting in significant time saving for our customers. To achieve Client Coordinator Enterprise status at Huanggang Customs a company must have had no incidents in customs clearance for 3 years consecutively in terms of value and quantity, and it must have paid RMB 100 million in value-added tax annually.  There is currently no expiration on this status as long as these criteria are met.

Our SCM services provide critical information, visibility and credibility. We plan to establish the SinoHub brand to be synonymous with SCM services for electronic components in China, and to complement our VMI services with our total SCM solution.

Unlike express forwarders, SinoHub is able to charge for its SCM services as a percentage of the value of the goods it handles. SinoHub’s processing volume for SCM services in 2007 exceeded US$150 million in inventory value processed on behalf of our customers.  We estimate that approximately 85% of all of the electronic components that are used in manufacturing in China must be imported as China’s production of electronic components is very limited at this point. Our manufacturer customers, who are all located in China, must import electronic components from outside the PRC to operate their businesses. Our supplier customers are mainly companies with overseas incorporation who have representative offices in China.

Vendor Managed Inventory (VMI)

Vendor Managed Inventory (VMI) is a streamlined approach to inventory management and order procurement or fulfillment. VMI involves collaboration between suppliers and their customers (e.g. distributor, retailer, OEM, or product end user) which changes the traditional ordering process.

Instead of sending purchase orders, customers electronically send daily demand information to the supplier. The supplier generates replenishment orders for the customer based on this demand information. The process is guided by mutually agreed upon objectives for the customer's inventory levels, fill rates, and transaction costs.

The goal of VMI is to align business objectives and streamline supply chain operations for both suppliers and their customers. The business value is a direct result of increased information flow:

·	Improved Inventory Turns

·	Improved Service

·	Increased Sales

SinoHub’s VMI services provide an efficient way to meet customer production project objectives. Our VMI services reduce our customers’ replenishment time; consolidates multiple requests to different suppliers, and lowers inventory costs.  Our VMI services may also lower customers’ overhead and reduce redundancy.

SinoHub’s VMI services also enable our customers to outsource to us one or more aspects of their inventory stocking, fulfillment, procurement and supply chain logistics operations. Depending on a customer’s needs, we can provide our customers’ procurement, fulfillment and consignment requirements. SinoHub has established relationships with many electronic component suppliers and manufacturers.  Based on years of experience in the electronic component industry and leveraging our SCM Platform, industry contacts and relationships with numerous suppliers, SinoHub matches suppliers to the customer for each component. In providing procurement services, SinoHub purchases and takes title to the electronic components and then resells the electronic components to its customer at a markup. SinoHub may offer its customers short term financing terms of typically up to 90 days on the purchase of electronic components.

Procurement service - SinoHub may purchase components from customer-specified suppliers, or from a number of different suppliers.  At a customer’s request, SinoHub may finance the purchase price.

Fulfillment service - SinoHub will complete the purchasing process from suppliers that customers specified and, at a customer’s request, may finance the purchase price.

Electronic Component Sales

SinoHub’s position as a provider of SCM services and its close relationships with a number of components suppliers and manufacturers as well as its experience in the electronic components industry provides an opportunity to source components for customers.

Our component sales staff looks for opportunities to source components for manufacturer customers at more competitive prices than the manufacturer customer is currently receiving. If a lower price can be achieved and customer agrees with the part quoted, an opportunity to lower customer costs and increase our revenues exits. If a manufacturer customer is buying a specific component directly from one of SinoHub’s supplier customers, we will not interrupt that purchase.

To mitigate the risk of purchasing and taking title to the components, we purchase only standard components that, if necessary, can be sold to other customers, and limit the size of each order.

Company Strengths

We believe the strengths outlined below have contributed to our growth so far:

·
a supply chain management platform for the electronic components industry in China that connects manufacturer customers, supplier customers and SinoHub in a real time, transparent environment to allow our customers to manage their own components supply chain operations with efficiency,

·	continuous innovation of our proprietary supply chain management system to expand functionality and improve customer satisfaction,

·	dedication and focus on providing supply chain management services for the electronic components sector in China.

·	an established business model that solves customer problems

·	a strong and seasoned management team with many years experience in the electronic components industry.

SinoHub’s Strategy

SinoHub is a complete SCM service provider in China dedicated to electronic product manufacturers, suppliers and distributors.  Our goal is to make the SinoHub SCM platform the most effective SCM platform for electronic components manufacturers and suppliers. To accomplish this strategy, we plan to:

·	increase brand awareness of SinoHub as a leading SCM service provider for electronic component manufacturers and distributors;

·	continue to expand our SCM Platform and improve process efficiency. We will continue to invest in improving our processing efficiencies by enhancing our technologies and expanding our service team;

·	optimize our SinoHub SCM, to create a dominant position;

·
continue to expand the services we provide to our customers. We believe that the scope of our SCM services differentiates us from many of our competitors. We will continue to look for ways to provide more value added services to become a best-in-class SCM service provider; and

·	expand our SCM Platform to locations outside China, including the United States, through strategic acquisitions. We intend to leverage our reputation to aggressively pursue strategic acquisitions.

Major Customers and Suppliers

For each of the years ended December 31, 2007 and December 31, 2006, one customer represented 10% and 11% of SinoHub’s total revenues, respectively. For the year ended December 31, 2007, three suppliers represented 13%, 11% and 10%, respectively of the electronic components we purchased.  The level of sales to any customer and purchases from any supplier may vary from quarter to quarter.

SinoHub does not expect significant customer concentration to continue in the future since our customers are generally small to medium size equipment manufacturers in China.  As our business has grown our customer base has expanded and the percentage of business we do with any one customer has declined. Because VMI projects are based on a particular product being made, it is unlikely that new customers will have so many projects that they will become more than 10% of our revenue.

Supplies of the electronic components that we currently purchase are readily available from numerous suppliers and resellers most of whom are based overseas but have representative offices in China. Our three largest suppliers are Willas-Array, Yosun and Future Electronics, which account for 10%, 8% and 5%, respectively, of the components purchased in the first nine months of 2008.  Purchases are generally made based on purchase orders and we do not have any long term supply agreements.  Conversely, we do not have long term contracts with our customers to buy the components from us.

Competition

We compete with a number of companies in China that provide some but not all of the SCM services that we provide. We do not believe that any other company in China currently provides a complete SCM solution, although some electronic component vendors and distributors provide logistic services to their customers. In addition, local import/export companies such as Shenzhen Eternal Asia Supply Chain Company, Ltd., Shenzhen Strongjet Technology Company, Ltd. and Shenzhen Huafuyang Import and Export Company, Ltd. also offer logistics services, although none of these companies focus exclusively on the electronic components market. Professional forwarders like Federal Express and DHL provide express delivery to customers, however, they do not provide electronic component inventory management, currency exchange, VAT invoicing, and customs and excise tax transactions, and they are not focused on the electronics field.  We also compete with “in house” logistics service departments of large electronic component vendors, EMS providers and OEMs:

EMPLOYEES

As of September 15, 2008 SinoHub had approximately 100 full-time employees:

·	67 employees in Shenzhen:

o	45 in our headquarters’ office in sales, customer support, MIS, administration, accounting, and general management;

o	13 in the warehouse and distribution center in the same location as our headquarters’ office in supply chain management (primarily warehouse management and logistics); and

o	9 in our office near Huanggang Customs providing import and export services.

·	23 employees in Hong Kong in supply chain management (primarily warehouse management and logistics);

·	11 employees in Shanghai in sales, customer support, administration, accounting and supply chain management (primarily warehouse management and logistics); and

·	1 employee in Beijing doing electronic component sales.

PROPERTIES

Corporate Office. We lease 27,600 square feet of combined office and warehouse space located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District,, Shenzhen 518053, People’s Republic of China. This location is our corporate headquarters. We occupy this facility under a lease that commenced on August 10, 2008 and ends on August 30, 2013. The base rent for this facility is approximately $12,690 per month for the first three years of the lease term.

Import/Export Department Office near Huanggang Customs. We lease 1,076 square feet of office space located at Unit 1904, Huang Cheng Guang Chang Da Sha, Rd. Huanggang, Futian District, Shenzhen, People’s Republic of China . We occupy this facility under a lease that commenced on May 16, 2008 and ends on May 16, 2010. Our monthly rental cost is about $805.

Shanghai Pudong Facility. We lease approximately 12,084 square feet of office and warehouse space at 3rd floor, No.796 YunShang Road, Pudong district, Shanghai, PRC 201206 for a monthly rental of about $3, 750. We occupy this facility under a lease that commenced on March 23, 2006 and ends on March 22, 2011.

Shanghai Wai Gao Qiao Facility. We lease approximately 6,448 square feet of warehouse space at D, Floor 5, Building 5, NO.350 XiYa Road, WaiGaoQiao Free Trade Zone, Shanghai, PRC 200131 for a monthly rental of approximately $2,240. We occupy this facility under a lease that commenced on June 1, 2008 and ends on May 31, 2011.

Hong Kong Facility. We lease approximately 26,500 square feet of warehouse space at Unit B, 17th Floor, Tins Plaza, 3 San On Street, Tuen Mun, N.T. Kowloon, Hong Kong SAR for a monthly rental of about $14,996. We occupy this facility under a lease that commenced on July 2, 2008 and ends on June 1, 2011.

LEGAL PROCEEDINGS

None

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information regarding our current directors and current executive officers. Except as set forth below, there are no family relationships between any of our directors or executive officers. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected then qualified. Directors are elected each year by our stockholders at the annual meeting. Each director holds his office until he resigns or is removed and his successor is elected and qualified.

Name	Age	Position	Term as a Director (1)
Henry T. Cochran	64	Chief Executive Officer and Chairman of the Board	March 1999 to the Present
Lei Xia	40	President and Director	July 2000 to the Present
Li De Hai	39	Chief Financial Officer
Zan Wang	40	Director	July 2001 to the Present
Charles T. Kimball	63	Director	November 2008 to the Present

_______________
(1)	Reflects the date appointed to the Board of SinoHub, Inc.

The following is a brief description of the business experience and background of the Company’s current directors and executive officers:

Henry T. Cochran – Chief Executive Officer and Chairman of the Board

Mr. Cochran is the Chief Executive Officer of SinoHub and a founder of SinoHub International, the business currently known as SinoHub.  Mr. Cochran has served as Chairman of the Board of the predecessor company since inception and of SinoHub since its reverse merger with that predecessor and as Chief Executive Officer of the predecessor and then SinoHub since May 2005. From April 2001 and prior to founding SinoHub, Mr. Cochran was a business consultant.  Mr. Cochran was President and CEO of Content Integrity, Inc. until April 2001. Prior to the formation of Content Integrity, Mr. Cochran was President and CEO of Advanced Visual Systems Inc., a leader in data visualization software for developers. Before AVS, he was Vice President of the Advanced Indexing Products department of Sybase, Inc. to which he sold his former company, Expressway Technologies. Mr. Cochran was the founder and CEO of Expressway Technologies, formerly known as Henco Software. Henco was founded in 1975. Mr. Cochran is regarded in the industry as one of the pioneering entrepreneurs in fourth-generation languages for his design of INFO, the product that launched Henco into the front lines of the software industry in the early 1980s . Mr. Cochran holds a M.S. degree in mathematics from the University of Maryland and a B.S. in mathematics and economics from Vanderbilt University.

Lei Xia – President

Mr. Xia is the President and a founder of SinoHub.  Since May 2005 Mr. Xia has been responsible for SinoHub’s strategic business development, sales and marketing. From July 2000 until May 2005, Mr. Xia was the Chief Executive Officer of SinoHub and oversaw all of SinoHub’s operations. Prior to founding SinoHub, Mr. Xia founded RGL Beijing, a high-end software distributor and solution provider. Prior to RGL Beijing, Mr. Xia helped to start NEFAB (China). NEFAB is a Swedish manufacturer and packaging solution provider to major OEMs such as Ericsson, Nokia, Motorola and Nortel. Mr. Xia held the position of China country sales manager for NEFAB and built a nationwide sales and service team from ground up. He started his career in the Chinese electronics industry in 1995 as general manager of Arrow Electronics Shanghai branch, where he built the most successful sales team of Arrow China. To begin his career in electronics, Mr. Xia worked in Arrow Electronics’ headquarters under Steve Kaufman, Arrow’s CEO, in 1994 as a management trainee for one year. Mr. Xia holds a B.S. in Electrical Engineering from the University of Alabama.

Li De Hai – Chief Financial Officer

Mr. Li was re-appointed Chief Financial Officer on November 28, 2008. Mr. Li joined SinoHub as its Chief Financial Officer on March 1, 2005. On September 11, 2008, he resigned his position as Chief Financial Officer of SinoHub and became Vice President of Finance. Prior to joining SinoHub, Mr. Li was the Chief Financial Officer of Shenzhen Excellence Investment Development Co., Ltd., which provides international logistics management, bonded warehouse, international shipment, international trading, real estate management and construction services. Mr. Li became the Chief Financial Officer of Shenzhen Excellence in May 2003. While at Shenzhen Excellence, Mr. Li raised capital of RMB 120 million, managed the acquisition of a State-owned company and created an effective financial management system for all seven subsidiaries.  Prior to Excellence, Mr. Li was the Chief Financial Officer of Hong Kong B&D Engine Co., Ltd. (Shenzhen) a large scale OEM for Mercedes Benz.  Mr. Li began his career in The Fourth Survey and Design Institute of China Railway where he progressed from bookkeeper, accountant, accounting supervisor and financial controller to chief finance officer. Mr. Li holds a Bachelor’s degree in Economics and Management from Hubei University.

Zan Wang – Director

Mr. Wang is the General Manager of Xin Jun Long, an electronic component trading company, which he founded in May 2002. Prior to founding Xin Jun Long, Mr. Wang was the General Manager of Cytech Beijing (a distributor of electronic components for ALTERA, IDT, LTC, and Mircon). Before joining Cytech, he was a sales manager for Lestina for north China from 1996 until 1998. Lestina focuses on the PLD market, distributing integrated circuits for Altera, IDT, VLSI, Sipeex, Mircrel and WSI. Under Mr. Wang’s sales leadership, Lestina became the number one PLD supplier in China. Prior to Lestina, Mr. Wang  held franchise agreements with the manufacturers of over 10 product lines (e.g. Intel, AMD, National Semi Conductor, Texas Instruments, Philips, ST. AVX, Berg, and Bourns). He has a good understanding of hardware design and systems. He holds a MBA and a B.S. in Electrical Engineering from Peking University.

Charles T. Kimball – Director

Mr. Kimball is currently the chief research consultant for Bosera Fund Management Co., Ltd., one of the first mutual fund companies established in China, where he advises senior management on best practices in asset management and investment research.  Kimball held a near 30-year career with JP Morgan and related entities, where among his roles, he served as head of international investments for the Multi-Markets Funds Group at JP Morgan Asset Management; head of investment research at Morgan Trust Bank in Tokyo; and equity analyst at Morgan Guaranty Trust, covering the electrical equipment and electronics industries, including electronic component distribution companies.

Kimball received a bachelor’s degree with honors in economics from Harvard University and an MBA from Stanford University Graduate School of Business.  He recently received a certificate in environmental economics, management and finance from the Center for Environment Research and Conservation (CERC) at Columbia University.

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Classification of Directors

Notwithstanding a provision in our bylaws providing for the separation of our board into three classes of directors, we have not classified our directors into 3 classes and intend to delete the requirement in our bylaws in the near future.

Committees of the Board of Directors

The Company’s Board of Directors has not established any committees. The functions of the audit committee are currently performed by the Board of Directors, with assistance by expert independent accounting personnel and oversight by the entire board of directors. The Company is not currently subject to any law, rule or regulation requiring that it establish or maintain an audit committee. The Company believes that while the members of its Board of Directors are collectively capable of analyzing and evaluating financial statements and understanding internal controls and procedures for financial reporting, the Company would be well served to retain an independent director who would qualify as an “audit committee financial expert” and is currently seeking such a person.  The Company’s Board of Directors intends to establish audit, nominating and compensation committees. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of the Company’s executive officers.

DIRECTOR AND EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Total Compensation
Henry T. Cochran, Chief Executive Officer	2006	$52,930	$-	$-	$52,930
	2007	$55,611	$4,637	$-	$60,254
Lei Xia, President	2006	$37,807	$-	$-	$37,807
	2007	$39,722	$3,310	$-	$43,032
De Hai Li, Chief Financial Officer	2006	$30,246	$-	$10,000	$40,246
	2007	$31,778	$11,703	$108,900	$152,381

(1) The amounts in this column represent the amount recognized for financial statements reporting purposes under FAS 123R. The assumptions made when calculating the amounts in this table are found in Note 11 to the SinoHub consolidated financial statements for the year ended December 31, 2007 included herein.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the value of all unvested stock held by the Company’s Named Executive Officers at December 31, 2007.

Stock Awards
Name	# of Unvested Shares	Market Value of Unvested Shares(1)
Henry T. Cochran	-	$-
Lei Xia	-	$-
De Hai Li	29,375	$5,875

(1) The market value of the unvested shares of common stock was determined by the Board of Directors of the Company on December 31, 2007 to be $0.19 per share. The option vests at a rate of 6.25% of the shares subject to the original grant each quarter until fully vested on December 31, 2009.

Director Compensation

The Company did not pay any fees to, reimburse any expenses of, make any equity or non-equity awards to or pay any other compensation to its non-employee directors in 2007. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

EMPLOYMENT CONTRACTS

The officers have entered into standard employment contracts with SinoHub Electronics Shenzhen, Ltd., pursuant to which the officers are engaged to serve in their respective positions.  The employment contract sets forth the officer’s annual salary, hours of work, social insurance requirements and other terms.  This is the standard form of employment contract entered into with all of SinoHub’s employees.

Except as disclosed above, there are no arrangements with any Named Executive Officer with respect to termination of employment or change of control transactions.

Corporate Governance Matters

The Company intends to appoint independent directors to its board of directors, and may create an audit committee and compensation committee of its board when the board determines it to be advisable.

Code of Ethics. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Ethics; however, we have adopted a code of ethics that applies to our principal executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of ethics will be provided to any person without charge, upon request, a copy of such code of ethics by sending such request to us at our principal office.

Audit Committee. The Board of Directors has not yet established an audit committee, and the functions of the audit committee are currently performed by our Chief Financial Officer, with assistance by expert independent accounting personnel and oversight by the entire board of directors. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We intend to establish an audit committee in 2008 if the board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Board of Directors Independence. Our Board of Directors consists of three members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include ”independent” directors. None of the members of the board of directors is “independent” as defined under the rules of the NASDAQ Stock Market.

Audit Committee Financial Expert. Our Board of Directors has determined that it does not have a member that qualifies as an “audit committee financial expert”, nor one who is “independent”, in each case as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended. We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated significant revenues to date.

Nominating Committee. We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee. We have not yet established a compensation committee. Our board of directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. We intend to establish a compensation committee if the board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

At this stage of our development, we have elected not to expend our limited financial resources to implement these measures. It is possible that if we were to adopt some or all of the corporate governance measures described in this section, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made pursuant to objective criteria, by disinterested directors and that policies had been implemented to define responsible conduct.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest. There are no transactions presently proposed, except as follows:

1.
On January 17, 2007, Henry T. Cochran, CEO and a member of SinoHub’s Board of Directors, purchased a one year 7.69% Note from SinoHub, Inc. in the amount of RMB 1,658,000 (approximately $213,000) which was repayable on demand. This Note was repaid by SinoHub on March 20, 2007. Interest expense paid on this Note for the year ended December 31, 2007 was $3,500.

2.
In June 2006, SinoHub issued and sold 1,062,407 shares (adjusted for the recapitalization and reverse split) of SinoHub common stock to the spouse of Lei Xia, the company’s President and a member of SinoHub’s Board of Directors in consideration for the forgiveness of outstanding debt in the amount of $1,000,000. The debt was non-interest bearing.

3.
In May 2007, SinoHub issued 371,842 (adjusted for the recapitalization and reverse split) shares of its common stock to the spouse of Henry T. Cochran, the company’s CEO and a member of its Board of Directors for services rendered.  The shares were valued at  $43,000.

4.
The Company distributed electronic components to and resold electronic products purchased from GenNext Technology, Ltd., a company owned jointly by the Chairman and the President of the Company. The goods were electronic components. The related company was used for transactions that had to be domiciled in Hong Kong. In addition, the related company provided certain warehousing and logistics services to the Company during the development of its Hong Kong operation. In each case the amount of consideration was based on the cost of goods plus labor costs.

During the first six months of 2008, the Company sold goods totaling $500,000 to the related company, purchased goods totaling $200,000 from the related company.  The Company paid no service fees to the related company in 2008.  At June 30, 2008, the related company owed the Company $696,000, which was interest free and repayable on demand.

During 2007 and 2006, the Company sold goods totaling $1,220,000 and $860,000 to the related company. In 2007 and 2006, the Company purchased goods totaling $504,000 and $450,000 from the related company. The Company paid service fees to the related company totaling $197,000 and $112,000 in 2007 and 2006. At December 31, 2007, the related company owed the Company $1,493,000, which was interest free and repayable on demand. At December 31, 2006, the Company owed the related company $1,637,000 which was interest free and repayable on demand.  The Company also repaid the related company approximately $1,300,000 in 2007 in connection with advances made by the related company to assist the Company in establishing operations for certain subsidiaries in the PRC. These advances were non-interest bearing loans. In addition, the related company, which is based in Hong Kong, assisted the Company by facilitating certain foreign exchange transactions and collecting certain customer remittances on behalf of the Company, resulting in a short term use of cash of approximately $1,000,000 during the six months ended June 30, 2007.

At December 31, 2006, the Company owed the Chairman and CEO $203,000 which was payable on demand. Interest expense was charged at 6.5% per annum on the amount due. Interest expense related to this obligation was $4,000 and $15,000 in 2007 and 2006. The amount was repaid in 2007.

Indemnification Agreements

None.

Director Independence

None of the members of the board of directors is “independent” as defined under the rules of the NASDAQ Stock Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of September 15, 2008 regarding the beneficial ownership of stock by (a) each stockholder who is known by the Company to own beneficially in excess of 5% of the Company’s outstanding stock; (b) each director; (c) the Company’s chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock (the only class of outstanding stock), except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 24,408,377 shares of common stock outstanding, as of September 15, 2008.  Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Common Stock
Name of Beneficial Owner	#		% (1)
Officers and Directors
Henry T. Cochran (2)	3,835,290		15.7
Lei Xia (2)	2,443,537		10.0
De Hai Li (2) (3)	889,766		3.6
Zan Wang (2)	903,046		3.7

All Officers and Directors as a Group (5 persons)	8,071,639	(3)	33.0

5% Holders
Jan Rejbo	4,400,925		18.0
Russell Cleveland	3,529,406	(4)	14.4

(1)	The percentage of Common Stock is calculated based upon 24,478,174 shares issued and outstanding.
(2)	The business address for these individuals is 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518053, People’s Republic of China.
(3)	Includes 39,840 shares issuable pursuant to an outstanding stock option within 60 days after September 15, 2008.
(4)
Includes: (i) 1,764,704 held by Renaissance US Growth Investment Trust Plc, which includes 588,234 shares which may be purchased pursuant to currently exercisable warrants, (ii) 882,351 held by Global Special Opportunities Trust Plc, which includes 294,116 shares which may be purchased pursuant to currently exercisable warrants and (iii) 882,351 held by Premier RENN US Emerging Growth Fund Ltd., which includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

Securities Authorized for Issuance under Equity Compensation Plan

None.

DESCRIPTION OF SECURITIES

Description of Capital Stock

Common stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value. As of September 15, 2008, 24,478,174 shares of our common stock were outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, no shares of which were issued and outstanding as of September 15, 2008.

Our Certificate of Incorporation authorizes our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

On September 10, 2008, SinoHub entered into and closed  a Securities Purchase Agreement with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 4,406,533 shares of common stock, (ii) three-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $2.15 per share and (iii) five-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $3.00 per share.

The investors in the PIPE offering are entitled to have their 6,609, 789 shares of common stock registered under the Securities Act pursuant to the terms and subject to the conditions set forth in a Registration Rights Agreement entered into among the Company and such holders. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.

Pursuant to a registration rights agreement, the Company has agreed to file this registration statement covering the resale of the shares of Common Stock issued and issuable upon the exercise of the warrants, to the investors in the PIPE offering no later than October 25, 2008, and to have such registration statement declared effective on or before January 9, 2009. If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then each selling shareholder will be entitled to liquidated damages, payable in cash or Common Stock, at the Company’s option, equal to 1% of the aggregate purchase price paid by such selling shareholder for the securities, and an additional 1% for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate gross proceeds of the offering to the selling shareholders.

Piggy Back Registration Rights.  Holders of shares of SinoHub common stock issued in respect of SinoHub Series A Convertible Preferred Stock, holders of shares of SinoHub common stock that were issued those shares upon conversion of shares of Series B Convertible Preferred Stock and SinoHub Series C Convertible Preferred Stock are be entitled to have their shares of SinoHub common stock registered under the Securities Act pursuant to the terms and subject to the conditions set forth in their respective Stock Purchase Agreement entered into among SinoHub and such holders. Holders of these shares have waived their right to have their shares included in this registration statement.  In addition, shares of SinoHub subject to Lock-Up Agreements entered into among such holders and SinoHub in connection with the Merger are entitled to piggyback registration rights under the terms of the Merger Agreement entered into in connection with SinoHub’s reverse merger. The lock-up restrictions and related registration rights expire on July 18, 2009.  The lock-ups were entered into by Steve White, the controlling shareholder of the company while it was a dormant shell, and its consultants at such time John Leo, Jeffry Grossman, Daniel Carlson and John Tommaro (and John Leo’s transferees: Grace King and Beilei Dong). These 796,094 shares have been included in this registration statement.  Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.

Resale of Restricted Securities

Rule 144. Rule 144 provides an exemption from registration under the Securities Act of 1933 for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them).

In February 2008, amendments to Rule 144 under the Securities Act of 1933 that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) are able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 may also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Sales by Non-Affiliates under Rule 144
After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement described below. They will not have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144.

Sales by Affiliates

In general, affiliates are subject to all of the requirements under Rule 144.

·
Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

·
Holding period. Restricted securities must be held for at least six months before they may be sold (securities issued in registered transactions are not subject to a holding period). The holding period for restricted securities of non-reporting companies is one year.

·
Volume limitations. For equity securities, in any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.  The volume limitations for debt securities permits the sale of up to 10% of a tranche or class of debt securities in any three-month period.

·
Manner-of-sale requirements. Resales of equity securities must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements.  Equity securities may be sold in "riskless principal transactions" (in addition to "brokers' transactions" and transactions directly with a "market maker").

·	Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds the lesser of 5,000 shares or $50,000 in aggregate sales price.

Shares Received in Former Shell Company.  Under Rule 144,  persons receiving shares in a company that is or at any time was a shell company (as defined in the Exchange Act) will not be entitled to sell the shares received pursuant to Rule 144 until such time as information about the former shell company that is equivalent to the information required under Form 10 of the Exchange Act has been on file with the SEC for a period of one year.  As a result, the SinoHub stockholders who received shares of SinoHub in the merger will be unable to avail themselves of Rule 144 until one year after the Current Report on Form 8-K announcing the consummation of the Merger and complying with the requirements thereof was filed with the SEC, which restriction will expire on May 20, 2009.

Accordingly, we do not believe that any of our shares of common stock can currently be sold under Rule 144 under the Securities Act.
Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could make the following transactions more difficult:

·	acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

·	removal of our incumbent officers and directors.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

No Cumulative Voting.  Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our amended and restated certificate of incorporation do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

These provisions could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Warrants

At September 15, 2008, the following warrants were outstanding:
 Investor Warrants
·
Warrants to purchase 1,101,628 shares of common stock at any time on or prior to September 10, 2011 at an initial exercise price of $2.15 per share. Pursuant to the terms of such warrants, the exercise price of such warrants is, subject to adjustment in the event of stock splits, combinations or the like of our common stock.

·
Warrants to purchase 1,101,628 shares of common stock at any time on or prior to September 10, 2013 at an initial exercise price of $3.00 per share. Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

  Placement Agent Warrants
·
Warrants to purchase 154,228 shares of common stock at any time on or prior to September 10, 2011 at an initial exercise price of $2.15 per share. Pursuant to the terms of such warrants, the exercise price of such warrants is, subject to adjustment in the event of stock splits, combinations or the like of our common stock.

·
Warrants to purchase 154,229 shares of common stock at any time on or prior to September 10, 2013 at an initial exercise price of $3.00 per share. Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Transfer Agent and Register

The transfer agent and registrar for our common stock is Interwest Transfer, Inc., 1981 East 4800s Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294.

Market Information

Our common stock price is quoted on the OTC Bulletin Board, or OTCBB, under the symbol “SIHI.”

SELLING STOCKHOLDERS

The following table sets forth as of  September 15, 2008, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the Selling Stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the Selling Stockholder (or any of them), or that will be held after completion of the resales.  In addition, a Selling Stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The Selling Stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as set forth below, no Selling Stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.  Except as set forth below, each of the Selling Stockholders has advised the Company that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
Selling Stockholder	Shares	%		Shares	%

Norman Zada (3)+	176,469	*	176,469	0	*
Ultima Partner, LLC (4)+	352,940	1.4	352,940	0	*
Fred L. Astman/Wedbush Securities Inc CF IRA R/O Holding 10/13/92 (5)+	132,450	*	132,450	0	*
Lake Street Fund LP (6)+	795,000	3.2	795,000	0	*
MKM Opportunity Master Fund, Ltd. (7)+	882,351	3.6	882,351	0	*
The USX China Fund (8)+	300,000	1.2	300,000	0	*
Renaissance US Growth Investment Trust Plc (9)+	1,764,704	7.2	1,764,704	0	*
Global Special Opportunities Trust Plc (10)+	882,351	3.6	882,351	0	*
Premier RENN US Emerging Growth Fund Ltd (11)+	882,351	3.6	882,351	0	*
Micro Pipe Fund I, LLC (12)+	264,704	1.1	264,704	0	*
Wedbush Opportunity Partners, L.P. (13)+	176,469	*	176,469	0	*

Lorikeet, Inc. (14)♦	196,093	*	196,093	0	*
John C. Leo ♦	145,001	*	145,001	0	*
Jeffrey A. Grossman ♦	200,000	*	200,000	0	*
Daniel Carlson ♦	70,000	*	70,000	0	*
John Tommaro ♦	10,000	*	10,000	0	*
Grace King ♦	25,000	*	25,000	0	*
Beilei Dong ♦	150,000	*	150,000	0	*

Total	7,405,883	30.2%	7,405,883	0	*	%
* Less than one percent
+ Investors in the PIPE offering.
♦ Lock-up investors with piggy-back rights.
(1)
This table is based upon information supplied by the selling shareholder. The number and percentage of shares beneficially owned are based on an aggregate of 24,478,174 shares of our common stock outstanding as of September 15, 2008.

(2)
Because the selling shareholder identified in this table may sell some, all or none of the shares owned by it that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders at the time of this registration statement. Therefore, we have assumed for purposes of this table that the selling shareholder will sell all of the shares beneficially owned by it.

(3)
Norman Zada exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 58,822 shares which may be purchased pursuant to currently exercisable warrants.

(4)
Norman Zada exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 117,646 shares which may be purchased pursuant to currently exercisable warrants.

(5)
Fred L. Astman exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 44,150 shares which may be purchased pursuant to currently exercisable warrants.Fred L. Astman is an affiliate of First Wilshire Securities Management, Inc., a broker dealer.  He has advised the Company he bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

(6)
Fred L. Astman and Scott Hood exercise voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 265,000 shares which may be purchased pursuant to currently exercisable warrants.Fred L. Astman and Lake Street Fund LP are affiliates of First Wilshire Securities Management, Inc., a broker dealer.  They have advised the Company they bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

(7)
David Skriloff exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

(8)
Stephen L. Parr exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 100,000 shares which may be purchased pursuant to currently exercisable warrants.

(9)
Russell Cleveland exercises voting and investment control over the securities to be offered for resale by the selling shareholder.  This amount includes 588,234 shares which may be purchased pursuant to currently exercisable warrants.

(10)
Russell Cleveland exercises voting and investment control over the securities to be offered for resale by the selling shareholder.  This amount includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

(11)
Russell Cleveland exercises voting and investment control over the securities to be offered for resale by the selling shareholder.  This amount includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

(12)
Randall S. Goulding exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 88,234 shares which may be purchased pursuant to currently exercisable warrants.

(13)
Jeremy Q. Zhu and Eric D. Wedbush exercise voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 58,822 shares which may be purchased pursuant to currently exercisable warrants.

(14)	Steve White exercises voting and investment control over the securities to be offered for resale by the selling shareholder.

On September 10, 2008, SinoHub entered into and closed a Securities Purchase Agreement with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 4,406,533 shares of common stock, (ii) three-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $2.15 per share and (iii) five-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $3.00 per share.

In addition, shares of SinoHub subject to Lock-Up Agreements entered into among such holders and SinoHub in connection with the Merger are entitled to piggyback registration rights under the terms of the Merger Agreement entered into in connection with SinoHub’s reverse merger. The lock-up restrictions and related registration rights expire on July 18, 2009.  The lock-ups were entered into by Steve White, the controlling shareholder of the company while it was a dormant shell, and its consultants at such time John Leo, Jeffry Grossman, Daniel Carlson and John Tommaro (and John Leo’s transferees: Grace King and Beilei Dong). These 796,094 shares have been included in this registration statement.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

·	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers.  Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it is the view of the SEC that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the SEC.  If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Company’s Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its future directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Crone Rozynko LLP, San Francisco, California. Crone Rozynko LLP holds 18,000 shares of common stock of SinoHub.

EXPERTS

The consolidated financial statements of our company as of December 31, 2007 and 2006 included in this prospectus have been audited by Jimmy C.H. Cheung & Co, Independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

SINOHUB, INC. AND SUBSIDIARIES

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2008	December 31, 2007

CURRENT ASSETS
Cash and cash equivalents	$8,115,000	$4,282,000
Restricted cash	452,000	5,509,000
Accounts receivable, net	18,971,000	9,748,000
Inventories	1,057,000	853,000
Prepaid expenses and other	744,000	426,000
Due from related company	-	1,493,000
Total current assets	29,339,000	22,311,000

PROPERTY AND EQUIPMENT, NET	583,000	846,000

TOTAL ASSETS	$29,922,000	$23,157,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,372,000	$6,777,000
Accrued expenses and other	357,000	307,000
Bank borrowings	2,780,000	6,904,000
Notes payable to third parties	-	251,000
Due to related company	687,000	-
Income and other taxes payable	2,097,000	1,457,000
Total current liabilities	9,293,000	15,696,000

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 24,478,000 shares and 18,290,000 shares issued and outstanding	24,000	18,000
Additional paid-in capital	11,443,000	4,509,000
Retained earnings
Unappropriated	7,857,000	2,309,000
Appropriated	356,000	356,000
Accumulated other comprehensive income	949,000	269,000
Total stockholders’ equity	20,629,000	7,461,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,922,000	$23,157,000

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended September 30		Nine months ended September 30
	2008	2007	2008	2007
NET SALES
Supply chain management services	$1,270,000	$441,000	$2,361,000	$1,314,000
Electronic components	26,913,000	6,696,000	50,649,000	17,076,000
Total net sales	28,183,000	7,137,000	53,010,000	18,390,000
COST OF SALES
Supply chain management services	671,000	162,000	953,000	610,000
Electronic components	21,434,000	5,326,000	42,141,000	13,199,000
Total cost of sales	22,105,000	5,488,000	43,094,000	13,809,000

GROSS PROFIT	6,078,000	1,649,000	9,916,000	4,581,000

OPERATING EXPENSES
Selling, general and administrative expenses	954,000	451,000	2,037,000	1,277,000
Merger related expenses	18,000	-	511,000	-
Depreciation	90,000	91,000	288,000	270,000
Total operating expenses	1,062,000	542,000	2,836,000	1,547,000

INCOME FROM OPERATIONS	5,016,000	1,107,000	7,080,000	3,034,000
OTHER (INCOME) EXPENSE
Interest expense	53,000	42,000	181,000	109,000
Other, net	(24,000)	(55,000)	(59,000)	(87,000)
Total other (income) expense	29,000	(13,000)	122,000	22,000

INCOME BEFORE INCOME TAXES	4,987,000	1,120,000	6,958,000	3,012,000
Income tax expense	1,068,000	140,000	1,410,000	368,000

NET INCOME	3,919,000	980,000	5,548,000	2,644,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	216,000	64,000	680,000	121,000

COMPREHENSIVE INCOME	$4,135,000	$1,044,000	$6,228,000	$2,765,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.19	$0.06	$0.28	$0.17
Weighted average number of shares-basic	21,021,000	16,046,000	19,503,000	15,453,000
Net income per share-diluted	$0.18	$0.06	$0.28	$0.17
Weighted average number of shares-diluted	21,389,000	16,178,000	19,871,000	15,585,000

See accompanying notes to consolidated financial statements

SINOHUB, INC. AND SUBSIDIAIRIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended September 30
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,548,000	$2,644,000
Adjustments to reconcile net income to cash provided by (used) in operations
Depreciation	288,000	270,000
Loss on disposal of property and equipment	5,000	-
Stock compensation expense	5,000	109,000
Stock issued for services	451,000	50,000
Changes in operating assets and liabilities:
Accounts receivable	(8,221,000)	(690,000)
Inventories	(138,000)	(9,000)
Prepaid expenses and other	(277,000)	2,630,000
Accounts payable	(3,764,000)	(744,000)
Accrued expenses and other	27,000	(3,878,000)
Income and other taxes payable	516,000	363,000
Net cash (used in) provided by operating activities	(5,560,000)	745,000

CASH FLOWS FROM INVESTING ACTIVITIES
Release of restricted cash	5,057,000	-
Proceeds from disposal of property and equipment	10,000	-
Purchase of property and equipment	(1,000)	(17,000)
Net cash provided by (used in) investment activities	5,066,000	(17,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	7,498,000	-
Expenses of common stock offering	(1,014,000)	-
Advances from investors	-	1,411,000
Due to director repaid	-	(203,000)
Bank borrowing proceeds	2,594,000	6,078,000
Bank borrowing payments	(7,060,000)	-
Notes payable payments	(251,000)	(305,000)
Related company proceeds (payments)	2,210,000	(4,640,000)
Net cash provided by financing activities	3,977,000	2,341,000

EFFECT OF EXCHANGE RATES ON CASH	350,000	92,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,833,000	3,161,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,282,000	3,000,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,115,000	$6,161,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$181,000	$109,000
Cash paid for income tax	$403,000	$6,000

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB, INC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Overview

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is an electronic components supply chain management, or SCM, service provider.  SinoHub provides SCM services to electronics manufacturers and component suppliers in the People’s Republic of China. The Company’s Supply Chain Management platform integrates a proprietary SCM online software system, logistics service centers located in key distribution/manufacturing cities in the PRC, and a service team of approximately 100 employees.

The accompanying condensed consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States and reflect all adjustments of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position and results of operations for the periods presented. The consolidated financial results of operations for the interim periods are not necessarily indicative of results for the full year.

These consolidated financial statements do not include all the information or notes necessary for a complete presentation and, accordingly, should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes for the years ended December 31, 2007 and 2006.

History and Basis of Reporting

SinoHub, Inc. is a Delaware corporation, originally organized in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991. Liberty Alliance, Inc. filed for bankruptcy in 1994 and the filing was closed in 1995. Liberty Alliance, Inc. remained dormant until 2006 when it began preparing to become a public shell company and seek new business opportunities.

In May 2008, Liberty Alliance, Inc., SinoHub Acquisition Corp., known as the Merger Sub, SinoHub, Inc., at the time the Acquired Sub, and Steven L. White, the principal stockholder of Liberty Alliance, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to merge with and into the Acquired Sub, with the Acquired Sub being the surviving corporation. In connection with the Merger, Liberty Alliance, Inc. issued to the stockholders of the Acquired Sub 18,290,000 shares adjusted for the reverse stock split of the Company’s common stock in exchange for all the outstanding shares of the Acquired Sub’s preferred and common stock and the Company assumed options exercisable for additional shares of common stock. At the closing, Liberty Alliance, Inc. also issued 510,000 shares adjusted for the reverse stock split of the Company’s common stock to certain consultants for services rendered in connection with the Merger.  Immediately following the Merger, the Company had 20,000,000 shares adjusted for the reverse stock split of common stock outstanding and options exercisable for an additional 489,451 shares of common stock adjusted for the reverse stock split.  The conclusion of these events was deemed to be a reverse takeover transaction after which the original stockholders of the Company held approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the Acquired Sub’s stockholders (including the shares issued to consultants) held approximately 94% of the Company’s issued and outstanding shares of common stock.

In June 2008, the Company approved a reverse stock split of 1 share for every 3.5 common stock shares outstanding; outstanding common stock shares and stock options were adjusted to account for the effects of the reverse stock split.

In July 2008, the Company changed its name from Liberty Alliance, Inc. to SinoHub, Inc. and the Acquired Sub changed its name from SinoHub, Inc. to SinoHub International, Inc.

For financial reporting purposes, the RTO has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustment to the carrying value of assets and liabilities.  Share and per share amounts reflect the effects of the recapitalization and reverse stock split for all periods presented. In addition, the presentation for all periods includes equity transactions of the Acquired Sub as adjusted for the effects of the recapitalization and reverse stock split.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Risks

Substantially all of Company's assets are located in the PRC and Hong Kong and substantially all of the Company's revenues were derived from customers located in the PRC. In addition, financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of accounts receivable. The Company mitigates credit risk through procedures that include determination of credit limits, credit approvals, and related monitoring procedures to ensure delinquent receivables are collected.

Cash and Cash Equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months. Cash amounts held as security for the Company’s bank loans is reported as restricted cash and is not included with cash or cash equivalents on the balance sheet until the security for such funds has been released.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of customer credit history, overall trends in collections and write-offs, and expected exposures based on facts and prior experience. To date, write-offs associated with the extension of credit have been negligible. At September 30, 2008, the Company considered all outstanding accounts receivable to be collectible and no provision for doubtful accounts was made in the financial statements.

Inventories

Inventories are stated at cost, cost being determined on a first in first out method. No allowance is made for excess or obsolete inventories as inventories are held for a short period of time and are substantially related to specific customer order commitments. Inventory consists of electronic components purchased from suppliers.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation is provided on a straight-line basis, less estimated residual values over the assets’ estimated useful lives. The estimated useful lives are as follows:

Plant and machinery	5 Years
Motor vehicles	5 Years
Furniture, fixtures and equipment	2 to 5 Years

Long-lived assets held and used by the Company are reviewed for impairment whenever changes in circumstances or events indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the Company considers various factors, including future cash flows, to determine whether the carrying amount exceeds fair value, and in that case, the asset is written down to fair value. The Company believes that no impairment of property and equipment exists at September 30, 2008.

Financial Instruments

The Company analyzes all financial instruments that may have features of both liabilities and equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” At present, there are no such instruments in the financial statements.  The Company also analyzes registration rights agreements associated with any equity instruments issued to determine if penalties triggered for late filing should be accrued under FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements.”

Fair Value of Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, bank borrowings, notes payable and other liabilities approximate their fair values because of the short-term nature of these instruments. Management believes the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s operations are primarily based in the PRC, which may give rise to significant foreign currency risks and opportunities from fluctuations and the degree of volatility of foreign exchange rates between the United States dollar (USD) and the Chinese Renminbi (RMB). In July 2005, the PRC allowed the RMB to fluctuate within a narrow range ending its decade-old valuation peg to the USD. Since this change in 2005, the RMB has experienced positive trends in valuation against the USD; such trends are reflected in part by the foreign currency translation gains reported in the Company’s financial statements.

Derivative Instruments

The Company does not utilize derivative or hedge instruments in its financing activities.

Stock-Based Compensation

The Company adopted SFAS No. 123R, “Share-Based Payments.” This Statement requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which services are received. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" (EITF 96-18), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Revenue Recognition

The Company reports revenue from supply chain management (SCM) services and electronic components sales. Revenues for supply chain management services are earned from both the SCM and VMI programs and are primarily based on a percentage of inventory value handled for a customer. The Company recognizes revenue from SCM services when the services are provided. Revenue from electronic components sales are based on quoted prices and are recognized at the time of shipment to customers. Sales are recorded net of discounts and allowances. In all cases, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services rendered, the sales price is determinable, and collectability is reasonably assured.

 Income Taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes”. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Foreign Currency Translation

SinoHub Inc., SinoHub, International, Inc., B2B Chips, and SinoHub Hong Kong maintain accounting records using the functional currencies, USD and Hong Kong Dollars (HKD) respectively. SinoHub SCM SZ, SinoHub Electronics SZ, SinoHub SCM SH and SinoHub Electronics SH maintain accounting records using RMB as the functional currency.

Foreign currency transactions during the year are translated to their functional currencies at the approximate rates of exchange on the dates of transactions.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date.  Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired.  Exchange gains or losses are recorded in the statement of operations.

The financial statements of the subsidiaries (whose functional currencies are HKD and RMB) are translated into USD using the closing rate method.  The balance sheet items are translated into USD using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.  All exchange differences are recorded as a component of accumulated other comprehensive income within equity.

Comprehensive Income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in HKD and RMB to USD is reported as other comprehensive income in the statements of operations and stockholders’ equity.

Earnings Per Share

Earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

Segments

The Company operates in one business segment.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements.” The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements.” The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141R). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective beginning January 1, 2009. The Company does not expect the adoption of SFAS 141R to have a material impact on its financial position and results of operations.

In December 2007, FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFA 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not believe SFAS 162 will have a significant impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance and reinsurance contracts, as described in the Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee contracts that are derivative instruments included within the scope of SFAS No. 133, “Accounting for Derivative instruments and Hedging Activities.” The Company does not believe SFAS 163 will have a significant impact on the Company’s consolidated financial statements.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”, to clarify guidance on determining the fair value of a financial asset under SFAS 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of this statement effective September 30, 2008 did not have a material impact on the Company’s financial statements.

2.            PREPAID EXPENSES AND OTHER

Prepaid expenses and other current assets at September 30, 2008 (unaudited) and December 31, 2007 consist of the following:

	2008	2007

Prepaid expenses	$328,000	$200,000
Other receivables	416,000	226,000
	$744,000	$426,000

3.           PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at September 30, 2008 (unaudited) and December 31, 2007:

	2008	2007

Furniture, fixtures and equipment	$1,164,000	$1,084,000
Plant and machinery	771,000	719,000
Motor vehicles	243,000	251,000
	2,178,000	2,054,000
Less: accumulated depreciation	(1,595,000)	(1,208,000)
Property and equipment, net	$583,000	$846,000

4.           ACCRUED EXPENSES AND OTHER

Accrued expenses and other liabilities at September 30, 2008 (unaudited) and December 31, 2007 and consist of the following:

	2008	2007

Accrued expenses	$181,000	$156,000
Other liabilities	176,000	151,000
	$357,000	$307,000

5.           BANK BORROWINGS AND FINANCING ARRANGEMENTS

The Company has secured financing facilities (RMB based) with certain PRC banks to support its business operations. The facilities with each bank include:

-
Letter of credit facility with one bank in the amount of $3,100,000 to support trading activity. Restricted cash balances are required as security for draws against the facility and an annual commitment fee of 0.1% is assessed. In addition, the bank requires a third party guarantor for a fee of $80,000. The Company also has a $1,400,000 customs duty facility through this bank to support short term duty collections on trading activity. These facilities renew each year and are available through May 2009.

-
Letter of credit facility with another bank in the amount of $3,400,000 to support trading activity. Restricted cash balances are required as security for draws against the facility and an annual commitment fee of 0.1% is assessed. In addition, the bank requires a third party guarantor for a fee of $70,000. The facility renews each year and is available through December 2008.

-
Revolving line of credit facility with a bank in the amount of $700,000 to support working capital requirements. Draws on the line currently bear interest at 7.1% and are secured by a lien on the residence of the Chairman and CEO of the Company. The facility is available through December 2008.

6.           NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties are due on demand or normally within one year. During 2008, the notes were repaid and as of September 30, 2008, no amounts were outstanding.

7.           COMMITMENTS AND CONTINGENCIES

Employee Benefits

The full time employees of subsidiaries based in the PRC are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provision and contributions made for such employee benefits for the nine months ended September 30, 2008 and 2007 was $65,000 and $63,000 respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

Commitments

The Company leases warehouse and office spaces from third parties under operating leases which expire at various dates from July 2008 through March 2011. Rent expense for the nine months ended September 30, 2008 and 2007 was $174,000 and $115,000.  At September 30, 2008, the Company has outstanding commitments with respect to operating leases, which are due as follows:

2008	$76,000
2009	290,000
2010	290,000
2011	112,000
$768,000

 8.           EARNINGS PER SHARE

The elements for calculation of earnings per share for the three and nine months ended September 30, 2008 and 2007 were as follows:

	Three months ended		Nine months ended
	September 30		September 30
	2008	2007	2008	2007
Net income for basic and diluted earnings per share	$3,919,000	$980,000	$5,548,000	$2,644,000

Weighted average shares used in basic computation	21,021,000	16,046,000	19,503,000	15,453,000
Effect of dilutive stock options and warrants	368,000	132,000	368,000	132,000
Weighted average shares used in diluted computation	21,389,000	16,178,000	19,871,000	15,585,000

Earnings per share:
Basic	$0.19	$0.06	$0.28	$0.17
Diluted	$0.18	$0.06	$0.28	$0.17

9.           STOCKHOLDERS’ EQUITY

 Merger and Reverse Stock Split

The company’s reverse merger transaction has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustment of the carrying value of the assets and liabilities.  Share and per share amounts reflect the effects of the recapitalization and reverse stock split for all periods presented.  In addition, the presentation for all periods includes equity share transactions of the Acquired Sub as adjusted for the effects of the recapitalization and reverse stock split.  All costs associated with the transaction were expensed as incurred.

Appropriated Retained Earnings

The Company’s PRC subsidiaries are required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on the after-tax net income determined in accordance with the laws and regulations of the PRC.  Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital.  Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors.  Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10% of net income after tax per annum, such contributions not to exceed 50% of the respective companies’ registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. The statutory public welfare fund is restricted for use in capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

Private Offering of Common Stock

In September 2008, the Company entered into and closed a Securities Purchase Agreement with certain accredited investors in a private offering for shares of common stock and warrants to purchase common stock.  The Company issued 4,406,533 shares of common stock, three-year warrants to purchase 1,101,628 shares of common stock at an exercise price of $2.15 per share, and five-year warrants to purchase 1,101,628 shares of common stock at $3.00 per share in return for gross proceeds of approximately $7.5 million in cash. During the third quarter of 2008, net offering proceeds of approximately $6.5 million were recorded as an addition to stockholders’ equity, after deducting offering and related closing costs of the transaction.  The Company also issued warrants to the placement agent in connection with services for the private offering.  These included three-year warrants to purchase 154,228 shares of common stock at an exercise price of $2.15 per share, and five-year warrants to purchase 154,229 shares of common stock at $3.00 per share.

10.         RELATED PARTY TRANSACTIONS

The Company distributed electronic components to and resold electronic products purchased from a company owned jointly by the Chairman and the President of the Company. In addition, the related company provided certain warehousing and logistics services to the Company during the development of its Hong Kong operation.  During the first nine months of 2008 and 2007, the Company sold goods totaling approximately $700,000 and $900,000 to the related company and purchased goods totaling approximately $3,000,000 and $400,000 from the related company. The Company paid service fees to the related company totaling $-0- and $148,000 in 2008 and 2007.  At December 31, 2007, the related company owed the Company $1,493,000, which was interest free and repayable on demand.  At September 30, 2008, the Company owes the related company $687,000 which is interest free and payable on demand.

11.         INCOME TAXES

The Company and its subsidiaries are subject to income taxes on an “entity” basis that is, on income arising in or derived from the tax jurisdiction in which each entity is domiciled.  It is management's intention to reinvest all the income earned by the Company’s subsidiaries outside of the US. Accordingly, no US federal income taxes have been provided on earnings of foreign based subsidiaries.

The Company and its wholly owned subsidiary, SinoHub International, Inc. are incorporated in the United States and have incurred operating losses since inception. The Company has operating loss carry forwards (NOLs) for income taxes purposes of approximately $274,000 at December 31, 2007 which may be available to reduce future years’ taxable income. These NOLs will expire, if not utilized, commencing in 2027. Management believes the realization of tax benefits from these NOLs is uncertain due to the Company’s current operating history and continuing losses in the US for tax purposes. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax benefit has been recorded.

The Company’s subsidiaries in Hong Kong are subject to Hong Kong profits tax at a statutory rate of 17.5%. No provision for Hong Kong profits tax was required as these entities incurred losses during 2007 and 2006. There are no tax loss carry forward provisions in Hong Kong.

The Company’s subsidiaries in China were subject to China income tax at a statutory rate of 25% in 2008 and 33% in 2007. However, these subsidiaries are located in special economic regions and/or qualify as “new or high-technology enterprises” that are allowed special tax reductions.

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

SinoHub, Inc.

We have audited the accompanying consolidated balance sheets of SinoHub, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SinoHub, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO

Certified Public Accountants

Hong Kong
Date:  October 23, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jimmycheung@jimmycheungco.com Website: http://www.jimmycheungco.com

 SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

ASSETS	2007	2006

CURRENT ASSETS
Cash and cash equivalents	$4,282,000	$3,000,000
Restricted cash	5,509,000	-
Accounts receivable, net	9,748,000	5,514,000
Inventories, net	853,000	1,460,000
Prepaid expenses and other	426,000	3,006,000
Due from related company	1,493,000	-
Total current assets	22,311,000	12,980,000

PROPERTY AND EQUIPMENT, NET	846,000	1,065,000
TOTAL ASSETS	$23,157,000	$14,045,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$6,777,000	$4,885,000
Accrued expenses and other	307,000	4,083,000
Bank borrowings	6,904,000	-
Notes payable to third parties	251,000	564,000
Income and other taxes payable	1,457,000	569,000
Due to director	-	203,000
Due to related company	-	1,637,000
Total current liabilities	15,696,000	11,941,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 per value, 5,000,000 shares authorized; no shares issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized; 18,290,000 shares and 14,707,257 shares issued and outstanding	18,000	15,000
Additional paid-in capital	4,509,000	2,941,000
Retained earnings (accumulated deficit)
Unappropriated	2,309,000	(849,000)
Appropriated	356,000	13,000
Accumulated other comprehensive income (loss)	269,000	(16,000)
Total stockholders’ equity	7,461,000	2,104,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,157,000	$14,045,000

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
NET SALES
Supply chain management services	$2,096,000	$1,687,000
Electronic components	26,698,000	17,365,000
Total net sales	28,794,000	19,052,000

COST OF SALES
Supply chain management services	995,000	971,000
Electronic components	21,130,000	14,038,000
Total cost of sales	22,125,000	15,009,000

GROSS PROFIT	6,669,000	4,043,000

OPERATING EXPENSES
Selling, general and administrative	2,297,000	2,471,000
Depreciation	383,000	360,000
Total operating expenses	2,680,000	2,831,000

INCOME FROM OPERATIONS	3,989,000	1,212,000

OTHER INCOME (EXPENSE)
Other expenses	(27,000)	(4,000)
Other income	70,000	23,000
Interest expense	(146,000)	(31,000)
Interest income	124,000	28,000
Total other income, net	21,000	16,000

INCOME BEFORE INCOME TAXES	4,010,000	1,228,000
Income tax expense	(509,000)	(27,000)

NET INCOME	3,501,000	1,201,000

OTHER COMPENHENSIVE INCOME
Foreign currency translation gain	285,000	14,000

COMPREHENSIVE INCOME	$3,786,000	$1,215,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.22	$0.09
Weighted average number of shares-basic	15,797,000	13,918,000
Net income per share-diluted	$0.22	$0.09
Weighted average number of shares-diluted	15,929,000	13,953,000

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB, INC.  AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Common Stock		Additional	Retained earnings (accumulated	Appropriated Retained	Accumulated other compensation
	Shares	Amount	paid-in capital	deficit)	Earnings	income (loss)	Total

Balances at December 31, 2005	12,508,074	$13,000	$1,816,000	$(2,037,000)	$-	$(30,000)	$(238,000)

Stock issued for cash	956,166	1,000	99,000				100,000
Stock issued for debt forgiveness	1,062,407	1,000	999,000				1,000,000
Stock compensation – shares issued	106,241	-	10,000				10,000
Stock compensation – options issued		-	1,000				1,000
Stock issued for services	74,369	-	7,000				7,000
Warrants issued for services			9,000				9,000

Net income for the year				1,201,000	-		1,201,000
Foreign currency translation gain						14,000	14,000
Comprehensive income							1,215,000

Appropriated retained earnings				(13,000)	13,000		-

Balances at December 31, 2006	14,707,257	15,000	2,941,000	(849,000)	13,000	(16,000)	2,104,000

Stock issued on exercise of warrants	385,229	-	49,000				49,000
Stock issued for cash	1,699,852	2,000	1,328,000				1,330,000
Exercise of stock options	100,597	-	57,000				57,000
Stock compensation – shares issued	956,166	1,000	108,000				109,000
Stock compensation – options issued			6,000				6,000
Stock issued for services	440,899	-	51,000				51,000
Warrants issued for services			9,000				9,000
Distribution to shareholders			(40,000)				(40,000)

Net income for the year				3,501,000	-		3,501,000
Foreign currency translation gain						285,000	285,000
Comprehensive income							3,786,000

Appropriated retained earnings				(343,000)	343,000		-

Balances at December 31, 2007	18,290,000	$18,000	$4,509,000	$2.309,000	$356,000	$269,000	$7,461,000

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB AND SUBSIDIAIRIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,501,000	$1,201,000
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	383,000	360,000
Stock compensation expense	109,000	10,000
Stock option compensation amortization	6,000	1,000
Stock issued for services	50,000	7,000
Warrants issued for services	9,000	9,000
Changes in operating assets and liabilities:
Accounts receivable	(3,701,000)	3,198,000
Inventories	679,000	(94,000)
Prepaid expenses and other	2,676,000	(2,912,000)
Accounts payable	1,494,000	(3,690,000)
Accrued expenses and other	(3,895,000)	2,653,000
Income and other taxes payable	815,000	564,000
Net cash provided by operating activities	2,126,000	1,307,000

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	(5,509,000)	-
Purchase of property and equipment	(103,000)	(15,000)
Net cash used in investment activities	(5,612,000)	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	1,396,000	100,000
Due to director (repaid) received	(203,000)	22,000
Bank borrowing proceeds	6,629,000	-
Notes payable proceeds	-	321,000
Notes payable payments	(313,000)	-
Related company proceeds (payments)	(3,113,000)	934,000
Net cash provided by financing activities	4,396,000	1,377,000

EFFECT OF EXCHANGE RATES ON CASH	372,000	7,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,282,000	2,676,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,000,000	324,000

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,282,000	$3,000,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expense	$146,000	$31,000
Cash paid for income tax	$6,000	$2,000

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2007 AND 2006

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Overview

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) (the “Company”)  is an electronic components supply chain management (“SCM”) service provider.  SinoHub provides SCM services to electronics manufacturers and component suppliers in the People’s Republic of China (“PRC”). The Company’s Supply Chain Management Platform (the “SCM Platform”) integrates a proprietary SCM online software system, logistics service centers located in key distribution/manufacturing cities in the PRC, and a service team of  approximately 100 employees.

SinoHub’s business operations are primarily dedicated toward leveraging the value of the SCM Platform to source and deliver electronic components and products for customers. The Company derives revenue and gross profit primarily from fees associated with the provision of SCM services and sales of electronic components.

The Company offers customers the use of its SCM Platform under a fee based program where customers outsource the supply chain process to SinoHub, while retaining title to inventory, receivables, and commitments on supplier payables. SinoHub provides the customer a complete SCM solution that includes importing and exporting services, facilitating customs clearance, performing warehouse and distribution functions, and enabling foreign currency settlements through SinoHub’s banking relationships and its licensed qualifications as an importer in China.

The Company also provides a Vendor Managed Inventory (“VMI”) program for customers that integrates the use of the SCM platform with inventory procurement, handling, and distribution, as well as financing, if required. Customers may require “order fulfillment” services, where the customer outsources its electronic component purchasing process for specific suppliers at pre-negotiated costs, and SinoHub receives a negotiated service fee from its customer for managing the purchasing process, and for managing and financing the inventory through the supply chain. Alternatively, customers may request “order procurement” services, where SinoHub sources and procures electronic components from the marketplace, and then resells the components to its customers at negotiated prices that include the component cost, supply chain management, and financing, if necessary. The VMI program provides customers with a streamlined management process for navigating importing, customs, warehousing, and delivery challenges, while addressing key objectives for working capital, inventory levels, order fill rates, and transaction costs.

SinoHub also supports customers by providing a sourcing channel for electronic components that are not part of a specific SCM or VMI program. In these cases, SinoHub utilizes its industry knowledge and relationships with components suppliers and manufacturers to source products at competitive prices and within time constraints.  SinoHub responds to these “spot” orders from customers, sources the product, confirms pricing, and executes delivery. Customers are required to pay on delivery of product.

History and Basis of Reporting

SinoHub, Inc. is a Delaware corporation, originally organized in Utah in 1986, and subsequently merged  and reorganized as Liberty Alliance, Inc. in Delaware in 1991. Liberty Alliance, Inc. filed for bankruptcy in 1994 and the filing was closed in 1995. Liberty Alliance, Inc. remained dormant until 2006 when it began preparing to become a public shell company and seek new business opportunities.

In May 2008, Liberty Alliance, Inc., SinoHub Acquisition Corp.(the “Merger Sub”), SinoHub, Inc.(the “Acquired Sub”), and Steven L. White, the principal stockholder of Liberty Alliance, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to merge with and into the Acquired Sub, with the Acquired Sub being the surviving corporation (the "Merger"). In connection with the Merger, Liberty Alliance, Inc. issued to the stockholders of the Acquired Sub 18,290,000 shares (adjusted for the reverse stock split) of the Company’s common stock in exchange for all the outstanding shares of the Acquired Sub’s preferred and common stock and the Company assumed options exercisable for additional shares of common stock. At the closing, Liberty Alliance, Inc. also issued 510,000 shares (adjusted for the reverse stock split) of the Company’s common stock to certain consultants for services rendered in connection with the Merger (“Consultant Shares”).  Immediately following the Merger, the Company had 20,000,000 shares (adjusted for the reverse stock split) of common stock outstanding and options exercisable for an additional 489,451 shares (adjusted for the reverse stock split) of common stock.  The conclusion of these events was deemed to be a reverse takeover transaction (“RTO”) after which the original stockholders of the Company held approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the Acquired Sub’s stockholders (including the Consultant Shares) held approximately 94% of the Company’s issued and outstanding shares of common stock.

In June 2008, the Company approved a reverse stock split of 1 share for every 3.5 common stock shares outstanding; outstanding common stock shares and stock options were adjusted to account for the effects of the reverse stock split.

In July 2008, the Company changed its name from Liberty Alliance, Inc. to SinoHub, Inc. and the Acquired Sub changed its name from SinoHub, Inc. to SinoHub International, Inc.

For financial reporting purposes, the RTO has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustment to the carrying value of assets and liabilities. Share and per share amounts reflect the effects of the recapitalization and reverse stock split for all periods presented. In addition, the presentation for all periods includes equity transactions of the Acquired Sub as adjusted for the effects of the recapitalization and reverse stock split.

Organization Structure

The current operations of the Company include the following subsidiaries:

SinoHub International, Inc. was incorporated in March 1999 as a Delaware C corporation in the United States of America.  This company is the holding company for the Chinese and Hong Kong subsidiaries listed below. SinoHub International, Inc. is wholly owned by SinoHub, Inc.

SinoHub Electronics Shenzhen, Ltd.  was incorporated on September 19, 2000 in the People’s Republic of China to provide one-stop SCM services for electronic manufacturers and distributors in southern China.  SinoHub Electronics Shenzhen, Ltd. is wholly owned by SinoHub International, Inc.

SinoHub SCM Shenzhen, Ltd. was incorporated on December 12, 2001 in the PRC to hold an import and export license in the PRC. SinoHub SCM Shenzhen, Ltd. purchases and sells electronic component parts and provides Customs clearance services to our customers. 100% of the equity interest in SinoHub SCM Shenzhen, Ltd. is held on behalf of SinoHub by SinoHub Electronics Shenzhen, Ltd. through a Declaration of Trust with SinoHub Electronics Shenzhen, Ltd. dated January 30, 2008. Through this trust agreement, SinoHub SCM Shenzhen, Ltd. is considered a wholly owned subsidiary of SinoHub Electronics Shenzhen, Ltd..

SinoHub SCM Shanghai, Ltd. was incorporated on March 9, 2005 in the PRC to provide one-stop SCM services for electronic manufacturers and distributors in northern China. SinoHub SCM Shanghai, Ltd. is wholly owned by SinoHub Electronics Shenzhen, Ltd..

SinoHub Electronics Shanghai, Ltd. was incorporated on July 5, 2005 in the PRC to provide one-stop SCM services for electronic manufacturers and distributors in the PRC. SinoHub Electronics Shanghai, Ltd. is wholly owned by SinoHub International, Inc.

B2B Chips, Limited was incorporated on June 12, 2006 in Hong Kong to purchase and sell electronic components. B2B Chips is wholly owned by SinoHub Electronics Shenzhen, Ltd..

SinoHub Technology (Hong Kong) Limited was incorporated on May 8, 2007 in Hong Kong and has not yet commenced business. SinoHub Technology (Hong Kong) Limited is wholly owned subsidiary of B2B Chips.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Risks

Substantially all of Company's assets are located in the PRC and Hong Kong and substantially all of the Company's revenues were derived from customers located in the PRC. In addition, financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of accounts receivable. The Company mitigates credit risk through procedures that include determination of credit limits, credit approvals, and related monitoring procedures to ensure delinquent receivables are collected.

Cash and Cash Equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months. Cash amounts held as security for the Company’s bank loans are reported as restricted cash and are not included with cash and cash equivalents on the balance sheet until the security for such funds has been released.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of customer credit history, overall trends in collections and write-offs, and expected exposures based on facts and prior experience. To date, write-offs associated with the extension of credit have been negligible. At December 31, 2007 and 2006, the Company considered all outstanding accounts receivable to be collectible and no provision for doubtful accounts was made in the financial statements.

Inventories

Inventories are stated at cost, cost being determined on a first in first out method. No allowance is made for excess or obsolete inventories as inventories are held for a short period of time and are substantially related to specific customer order commitments. Inventory consists of electronic components purchased from suppliers.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual values over the assets’ estimated useful lives. The estimated useful lives are as follows:

Plant and machinery	5 Years
Motor vehicles	5 Years
Furniture, fixtures and equipment	2 to 5 Years

Long-lived assets held and used by the Company are reviewed for impairment whenever changes in circumstances or events indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the Company considers various factors, including future cash flows, to determine whether the carrying amount exceeds fair value, and in that case, the asset is written down to fair value. The Company believes that no impairment of property and equipment exists at December 31, 2007.

Financial Instruments

The Company analyzes  financial instruments  that may have features of both liabilities and equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” At present, there are no such instruments in the financial statements.   The Company also analyzes registration rights agreements associated with any equity instruments issued to determine if penalties triggered for late filing should be accrued under FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements.”

Fair Value of Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, bank borrowings, notes payable and other liabilities approximate their fair values because of the short-term nature of these instruments. Management believes the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s operations are primarily based in the PRC, which may give rise to significant foreign currency risks and opportunities from fluctuations and the degree of volatility of foreign exchange rates between the United States dollar (“USD”) and the Chinese Renminbi (“RMB“). In July 2005, the PRC allowed the RMB to fluctuate within a narrow range ending its decade-old valuation peg to the USD. Since this change in 2005, the RMB has experienced positive trends in valuation against the USD; such trends are reflected in part by the foreign currency translation gains reported in the Company’s financial statements.

Derivative Instruments

The Company does not utilize derivative or hedge instruments in its financing activities.

Stock-Based Compensation

The Company adopted SFAS No. 123R, “Share-Based Payments.” This Statement requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which services are received. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Revenue Recognition

The Company reports revenue from supply chain management (“SCM”) services and electronic components sales. Revenues for supply chain management services are earned from both the SCM and VMI programs and are primarily based on a percentage of inventory value handled for a customer. The Company recognizes revenue from SCM services when the services are provided. Revenues from electronic components sales are based on quoted prices and are recognized at the time of shipment to customers. Revenues are recognized on the gross amount billed to customers.  Sales are recorded net of discounts and allowances. In all cases, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services rendered, the sales price is determinable, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes”. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Foreign Currency Translation

SinoHub Inc., B2B Chips, and SinoHub Technology (Hong Kong) Limited maintain accounting records using the functional currencies, USD and Hong Kong Dollars, orHKD, respectively. SinoHub SCM Shenzhen, Ltd., SinoHub Electronics Shenzhen, Ltd., SinoHub SCM Shanghai, Ltd. and SinoHub Electronics Shanghai, Ltd. maintain accounting records using RMB as the functional currency.  On a consolidated basis,  SinoHub’s functional currency is the RMB and its reporting currency is the USD and the translation of the currency on our books and records complies with SFAS 52.

Foreign currency transactions during the year are translated to their functional currencies at the approximate rates of exchange on the dates of transactions.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date.  Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired.  Exchange gains or losses are recorded in the statement of operations.

The financial statements of the subsidiaries (whose functional currencies are HKD and RMB) are translated into USD using the closing rate method.  The balance sheet items are translated into USD using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.  All exchange differences are recorded as a component of accumulated other comprehensive income within equity.

Comprehensive Income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in HKD and RMB to USD is reported as other comprehensive income in the statements of operations and stockholders’ equity.

Earnings Per Share

Earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

Segments

The Company operates in one business segment.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements.” The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements.” The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company is currently evaluating the disclosure implications of this statement.

2.           PREPAID EXPENSES AND OTHER

Prepaid expenses and other current assets at December 31, 2007 and 2006 consist of the following:

	2007	2006

Prepaid expenses	$200,000	$71,000
Deposits paid to supplies	-	2,885,000
Other receivables	226,000	50,000
	$426,000	$3,006,000

Deposits paid to suppliers represented advances required by certain electronic component suppliers to support the Company’s procurement activities during initial stages of new service programs. During 2007, the deposits were no longer required as these programs matured and the Company experienced favorable credit performance with these suppliers.

3.           PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2007 and 2006:

	2007	2006

Furniture, fixtures and equipment	$1,084,000		$992,000
Plant and machinery	719,000		637,000
Motor vehicles	251,000		193,000
	2,054,000		1,822,000
Less: accumulated depreciation	(1,208,000)		(757,000)
Property and equipment, net	$846,000	$	l,065,000

Depreciation expense for the years ended December 31, 2007 and 2006 was $383,000 and $360,000 respectively.

4.           ACCRUED EXPENSES AND OTHER

Accrued expenses and other liabilities at December 31, 2007 and 2006 consist of the following:

	2007	2006

Accrued expenses	$156,000	$300,000
Deposits received from customers	-	2,634,000
Other liabilities	151,000	1,149,000
	$307,000	$4,083,000

Deposits received from customers were advances required by the Company to support procurement for new programs. These advances supported deposits by the Company with electronic component suppliers. As programs matured during 2007 the deposits were no longer required.

5.           BANK BORROWINGS AND FINANCING ARRANGEMENTS

The Company has secured financing facilities (RMB based) with certain PRC banks to support its business operations. The facilities with each bank include:

-
Letter of credit facility with one bank in the amount of $3,100,000 to support trading activity. Restricted cash balances are required as security for draws against the facility and an annual commitment fee of 0.1% is assessed. In addition, the bank required a third party guarantor for a fee of $80,000. The Company also has a $1,400,000 customs duty facility through this bank to support short term duty collections on trading activity. These facilities renew each year and are available through May 2009.

-
Letter of credit facility with another bank in the amount of $3,400,000 to support trading activity. Restricted cash balances are required as security for draws against the facility and an annual commitment fee of 0.1% is assessed. In addition, the bank required a third party guarantor for a fee of $70,000. The facility renews each year and is available through August 2008.

-
Revolving line of credit facility with a bank in the amount of $700,000 to support working capital requirements. Draws on the line currently bear interest at 7.1% and are secured by a lien on the residence of the Chairman and CEO of the Company. The facility is available through April 2008.

Borrowings against these facilities at December 31, 2007 were as follows:
2007

Note payable to bank, interest rate of 7.128%
per annum, guaranteed by a subsidiary,
due March 2008	$273,000

Note payable to bank, interest rate of 7.128%
per annum, guaranteed by a subsidiary,
due February 2008	205,000

Note payable to bank, interest rate of 7.128%
per annum, guaranteed by a subsidiary,
due January 2008	205,000

Note payable to bank, interest rate of 7%
per annum, secured by 30% deposit,
due September 2008	503,000

Note payable to bank, interest rate of 7%
per annum, secured by 30% deposit,
due September 2008	514,000

Note payable to bank, interest rate of 3.06%
per annum, secured by 100% deposit,
due June 2008	3,059,000

Note payable to bank, interest rate of 3.33%
per annum, secured by 100% deposit,
due July 2008	2,145,000

Total – current	$6,904,000

Interest expense on bank borrowings for the year ended December 31, 2007 was $111,000.

6.           NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties are due on demand or normally within one year. These notes generally are renewable. At December 31, 2007, the balance included three notes with interest in the range of 7.5% per annum. Interest expense on notes payable for the years ended December 31, 2007 and 2006 was $29,000 and $17,000.

7.           COMMITMENTS AND CONTINGENCIES

Employee Benefits

The full time employees of subsidiaries based in the PRC are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provision and contributions made for such employee benefits for the years ended December 31, 2007 and 2006 was $27,000 and $9,000 respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

Commitments

The Company leases warehouse and office spaces from third parties under operating leases which expire at various dates from July 2008 through March 2011. Annual rental expense for the Company was $160,000 in 2007 and $150,000 in 2006.  At December 31, 2007, the Company has outstanding commitments with respect to operating leases, which are due as follows:

2008	$107,000
2009	44,000
2010	44,000
2011	10,000
$205,000

8.           EARNINGS PER SHARE

The elements for calculation of earnings per share for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006

Net income for basic and diluted earnings per share	$3,501,000	$1,201,000

Weighted average shares used in basic computation	15,797,000	13,918,000
Effect of dilutive stock options and warrants	132,000	35,000
Weighted average shares used in diluted computation	15,929,000	13,953,000

Earnings per share:
Basic	$0.22	$0.09
Diluted	$0.22	$0.09

9.           STOCKHOLDERS’ EQUITY

 Merger and Reverse Stock Split

The RTO has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustment of the carrying value of the assets and liabilities. Share and per share amounts reflect the effects of the recapitalization and reverse stock split for all periods presented. In addition, the presentation for all periods includes equity share transactions of the Acquired Sub as adjusted for the effects of the recapitalization and reverse stock split.

Equity Share Transactions

In February 2006, the Company issued 106,241 shares to an officer of the Company. The shares were valued at the market price on the date of issuance, yielding an aggregate fair value of $10,000.

In April 2006, the Company issued 74,369 shares for services to third parties at fair value of $7,000.

In May 2006, the Company issued 956,166 shares to third parties for cash proceeds of $100,000.

In June 2006, the Company issued 1,062,407 shares to the spouse of the President in consideration for the forgiveness of $1,000,000 in outstanding debt.

In May 2007, the Company issued 956,166 shares to an officer of the Company. The shares were valued at the market price on the date of issuance, yielding an aggregate fair value of $109,000.

In May 2007, the Company issued 371,842 shares for services to the spouse of the President at fair value of $43,000.

In November 2007, the Company issued 69,057 shares for services to third parties at fair value of $8,000.

In a series of related equity share transactions in November and December 2007, the Company issued to investors 1,699,852 shares for total cash proceeds of $1,330,000.

In December 2007, warrants granted in 2004 for the purchase of 106,241 shares were exercised for total cash proceeds of $17,000.

In November 2006, warrants to purchase 148,537 shares of common stock were issued for services. The warrants were determined to have a market value of $9,000 using the Black-Scholes option pricing model with a market value per share of common stock of $0.0677, an exercise period of two years, and a volatility of 175%.  The warrants were exercised in December 2007 resulting in cash proceeds of $17,000.

In January 2007, warrants to purchase 130,451 shares of common stock were issued for services. The warrants were determined to have a market value of $9,000 using the Black-Scholes option pricing model with a market value per share of common stock of $0.0765, an exercise period of two years and a volatility of 175%.The warrants were exercised in December 2007 resulting in cash proceeds of $15,000.

Appropriated Retained Earnings

The Company’s PRC subsidiaries are required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on the after-tax net income determined in accordance with the laws and regulations of the PRC.  Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital.  Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors.  Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10% of net income after tax per annum, such contributions not to exceed 50% of the respective companies’ registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. The statutory public welfare fund is restricted for use in capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. During 2007 and 2006, the Company appropriated $343,000 and $13,000 to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

10.           STOCK OPTIONS

The Company granted qualified stock options under the Company’s 2000 Incentive Stock Option Plan (“the 2000 ISOP”). At December 31, 2007, stock options to purchase 502,199 shares of common stock at an exercise price ranging from $0.09 to $0.19 per share were outstanding. The exercise prices were determined by the Board at the time of grant.  In each case the exercise price was not less than the fair market value of the common stock as determined by the Board in good faith taking into account such factors as recent issuances of preferred stock with an appropriate discount factored in relative to the common shares.  The stock options granted become exercisable (“vested”) as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date. Unless earlier terminated, these stock options granted shall expire ten years after the grant date.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected	Expected	Dividend	Risk Free	Grant Date
Life	Volatility	Yield	Interest Rate	Fair Value

5 yrs	175%	0%	2.5%	$0.09 - $0.19

Expected Volatility: Expected volatility is computed based on the standard deviation of the continuously compounded rate of return of days when the stock price changed over the past five years.

Dividend Yield: The expected dividend yield is zero.  The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

Risk Free Rate: Risk-free interest rate of 2.5% was used.  The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponded to the expected term of the option calculated on the granted date.

Expected Life:  Because the Company has no historical share option exercise experience to estimate future exercise patterns, the expected life was determined using the simplified method as these awards meet the definition of "plain-vanilla" options under the rules prescribed by Staff Accounting Bulletin No. 107.

Stock compensation expense was recognized based on awards expected to vest.  There was no estimated forfeiture as the Company has a short history of issuing options. SFAS No. 123R requires forfeiture to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The Company granted 424,431 and 10,624 stock options during 2007 and 2006 with a total fair value of approximately $54,000. The Company recognized $6,000 and $1,000 in stock compensation expense for the years ended December 31, 2007 and 2006, respectively. At December 31, 2007, unamortized compensation cost related to stock options was $47,000.

The following is a summary of the stock options activity:

	Number of Options Outstanding	Weighted- Average Exercise Price
Balance, December 31, 2005	157,767	$0.09
Granted	10,624	$0.09
Forfeited	(17,955)	-
Exercised	-
Balance, December 31, 2006	150,436	$0.09
Granted	424,431	$0.19
Forfeited	(61,711)	-
Exercised	(10,957)	$0.09
Balance, December 31, 2007	502,199	$0.17

The following is a summary of the status of options outstanding at December 31, 2007:

Outstanding Options			Exercisable Options
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Weighted Average Exercise Price
$0.09	99,760	7.7 years	$0.09	57,409	$0.09
$0.12	111,446	9.3 years	$0.12	0	$0.12
$0.19	290,993	10.0 years	$0.19	0	$0.19
Total	502,199	9.4 years	$0.17	57,409	$0.09

In 2001, the Company granted a director 53,120 non-qualified stock options with an exercise price of $0.05 per share. These options were exercised in 2007. In addition, in 2005 the Company granted a director (now former) 53,120 non-qualified stock options with an exercise price of $0.10 per share. In 2007, the former director exercised 36,520 options.  Previously recognized and accrued stock option expense was credited to additional paid in capital upon exercise of these options.

11.           RELATED PARTY TRANSACTIONS

The Company distributed electronic components to and resold electronic products purchased from a company owned jointly by the Chairman and the President of the Company. In addition, the related company provided certain warehousing and logistics services to the Company during the development of its Hong Kong operation. During 2007 and 2006, the Company sold goods totaling $1,220,000 and $860,000 to the related company. In 2007 and 2006, the Company purchased goods totaling $504,000 and $450,000 from the related company.  The Company paid service fees to the related company totaling $197,000 and $112,000 in 2007 and 2006. The related company and its shareholders also provided interim funds  to assist the Company in establishing operations for certain subsidiaries. The Company received approximately $1,300,000 in 2006 and repaid $1,300,000 in 2007 in connection with this related party financing. In addition, the related company, which is based in Hong Kong, assisted the Company by facilitating certain foreign exchange transactions and collecting certain customer remittances on behalf of the Company, resulting in an aggregate short term use of cash of  approximately $1,200,000 by the end of 2007. At December 31, 2007, the related company owed the Company $1,493,000, which was interest free and repayable on demand. At December 31, 2006, the Company owed the related company $1,637,000 which was interest free and repayable on demand.

At December 31, 2006, the Company owed the Chairman and CEO $203,000 which was payable on demand. Interest expense was charged at 6.5% per annum on the amount due. Interest expense related to this obligation was $4,000 and $15,000 in 2007 and 2006. The amount was repaid in 2007.

Several equity transactions with related parties occurred during the periods presented as described in Note 9 – Stockholders’ Equity.

12.           INCOME TAXES

The Company and its subsidiaries are subject to income taxes on an “entity” basis, that is, on income arising in or derived from the tax jurisdiction in which each entity is domiciled.  It is management's intention to reinvest all the income earned by the Company’s subsidiaries outside of the US. Accordingly, no US federal income taxes have been provided on earnings of foreign based subsidiaries.

The Company and its wholly owned subsidiary, SinoHub International, Inc. are incorporated in the United States and have incurred operating losses since inception. The Company has operating loss carryforwards (NOLs) for income taxes purposes of approximately $274,000 at December 31, 2007 which may be available to reduce future years’ taxable income. These NOLs will expire, if not utilized, commencing in 2027. Management believes the realization of tax benefits from these NOLs is uncertain due to the Company’s current operating history and continuing losses in the US for tax purposes. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax benefit has been recorded. The valuation allowances at December 31, 2007 and December 31, 2006 were $107,000 and $93,000 respectively. The net change in the valuation allowance was an increase of $14,000.

The Company’s subsidiaries in Hong Kong are subject to Hong Kong profits tax at a statutory rate of 17.5%. No provision for Hong Kong profits tax was required as these entities incurred losses during 2007 and 2006. There are no tax loss carryforward provisions in Hong Kong.

The Company’s subsidiaries in China are subject to China income tax at statutory rate of 33%. However, these subsidiaries are located in special economic regions and/or qualify as “new or high-technology enterprises” that are allowed special tax exemptions or reductions. In addition, two subsidiaries are considered wholly owned foreign enterprises which provide full tax exemptions for two years and a 50% tax reduction for the following three years.

Income tax expense for 2007 and 2006 is summarized as follows:

	2007	2006

Current	$509,000	$27,000
Deferred	-	-
	$509,000	$27,000

The reconciliation of income taxes computed at the statutory income tax rates to total income taxes for the years ended December 31, 2007 and 2006 is as follows:

	2007		2006

Income before income taxes	$4,010,000	100.0%	$1,228,000	100.0%

China income taxes at statutory rate	$1,323,000	33.0%	$405,000	33.0%
China qualified income tax exemptions	(815,000)	(20.3%)	(378,000)	(30.8%)
Income tax expense	$509,000	12.7%	$27,000	2.2%

13.           MAJOR CUSTOMERS AND SUPPLIERS

Major customers and sales to those customers as a percentage of total sales were as follows:

	Customer A	Customer B
For the year ended
December 31, 2007	10%	-
December 31, 2006	-	11%

Major suppliers and purchases from those suppliers as a percentage of total purchases were as follows:

	Vendor A	Vendor B	Vendor C	Vendor D
For the year ended
December 31, 2007	13%	11%	10%	-
December 31, 2006	-	-	-	12%

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of these expenses. The amounts shown below, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$774
Accounting Fees and Expenses	10,000
Legal Fees and Expense	20,000
Printing Expenses	1,000
Miscellaneous	0
3,226
Total	$35,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued within the past three years and were not registered under the Securities Act of 1933.  Shares issued to SinoHub’s shareholders were not registered under the Securities Act of 1933, as amended (“Securities Act”) in reliance upon the exemption from the registration requirements provided in Section 4(2) of, or the safe harbor from such registration provided by Regulation S, promulgated under the Securities Act.

During April 2006, the Company issued 74,369 shares of common stock for services to third parties at fair value of $7,000.

During May 2006, the Company issued 956,166 shares of common stock to third parties for cash of $100,000.

During June 2006, the Company issued 1,062,407 shares of common stock to the spouse of the President in consideration for the forgiveness of $1,000,000 in outstanding debt.

During May 2007, the Company issued 371,842 shares of common stock for services to the spouse of the CEO at fair value   of $43,000.

During May 2007, the Company issued 956,166 shares of common stock to the former Chief Financial Officer. The shares were valued at the market price on the date of issuance yielding an aggregate fair value of $109,000.

During November 2007, the Company issued 69,057 shares of common stock for services to third parties at fair value of $7,865.

On March 20, 2007, a former employee exercised his stock options to purchase 7,813 shares of common stock for $781.

On June 8, 2007, a former employee exercised his stock options to purchase 2,500 shares of common stock for $250.

On November 12, 2007, a warrant to purchase 148,537 shares was exercised for common stock. The warrant was initially issued for services on November 12, 2006 and was exercisable at $0.11 per share of the Company’s common stock. The warrant was determined to have a total market value of $9,000 using the Black-Scholes option pricing model.

On November 19, 2007, a former director exercised his non-qualified stock option to purchase 36,520 shares of common stock for $3,438. The option to purchase 53,120 common shares was initially issued on January 19, 2005.  The remaining part of the option to purchase 15,625 common shares expired and was forfeited.

On December 5, 2007, a director exercised his non-qualified stock option to purchase 53,120 of common stock for $2,500. The option was initially issued on June 1, 2001.

On December 28, 2007, a stockholder exercised his warrant to purchase 130,451 shares of common stock for $15,000. The warrant was initially issued for services on January 27, 2007 and was exercisable at $0.11 per share of the Company’s common stock.

During November and December 2007, the company sold 1,699,852 of Series C Convertible Preferred Stock for $1,330,000.

Pursuant to the Agreement and Plan of Merger, on May 14, 2008, we issued 18,490,000 shares (adjusted for the reverse stock split) of our Common Stock to the former stockholders of SinoHub, Inc. (approximately 46 holders).  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.  We made this determination based on the representations of the stockholders of SinoHub, Inc. that such stockholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such stockholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities and individuals understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On September 10, 2008, the Company entered into and closed  a Securities Purchase Agreement with certain accredited investors named therein (“PIPE Investors”) in a private offering (the “Offering”) for an aggregate of (i) 4,406,533 shares of Common Stock, (ii) three-year warrants to purchase an aggregate of 1,101,628 shares of Common Stock at an exercise price of $2.15 per share and (iii) five-year warrants to purchase an aggregate of 1,101,628 shares of Common Stock at an exercise price of $3.00 per share, which resulted in gross proceeds to the Company of $7,491,110.

Global Hunter Securities, LLC (“Global Hunter”) acted as placement agent with respect to the Offering and received a cash fee of $524,378 (equal to 7% of the gross proceeds of the Offering) and warrants to purchase an aggregate of 308,457 shares of Common Stock (equal to 7% of the number of shares of Common Stock issued in the Offering), with 154,228 shares at an exercise price of $2.15 per share and 154,229 shares at an exercise price of $3.00 per share. In addition, through December 10, 2009, Global Hunter is entitled to (i) serve as lead underwriter or exclusive placement agent to the Company for any equity financing and (ii) serve as exclusive financial advisor and may receive fees in the event of an extraordinary transaction with certain entities introduced to the Company by Global Hunter.

The warrants issued in the Offering may be exercised, at the option of the holder, by cash payment of the exercise price or by “cashless exercise” (in which case the Company will not receive additional proceeds) if after six months from the date of original issuance a registration statement permitting the PIPE Investors to resell the warrant shares is not then effective or the prospectus is not then available for the resale of the warrant shares. The warrants also provide the holder with anti-dilution price protection.

The Common Stock and warrants described above were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.  In connection with the sale of these securities, the Company relied on each of the Investors' written representations that it was an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Pursuant to a registration rights agreement, the Company has agreed to file a registration statement covering the resale of the shares of Common Stock issued and issuable upon the exercise of the warrants, to the PIPE Investors no later than October 25, 2008, and to have such registration statement declared effective on or before January 9, 2008. If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then each PIPE Investor will be entitled to liquidated damages, payable in cash or Common Stock, at the Company’s option, equal to 1% of the aggregate purchase price paid by such Investor for the securities, and an additional 1% for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate gross proceeds of the Offering.

Except as expressly set forth above, the individuals and entities to which we issued securities as indicated in this section of the registration statement are unaffiliated with us.

EXHIBITS

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among Liberty Alliance, Inc., a Delaware corporation, SinoHub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of Liberty Alliance, Inc., dated May 12, 2008 (includes registration rights for the holders of shares subject to a lock-up).  (1)

3.1	Amendment and Amended and Restated Certificate of Incorporation of SinoHub, Inc. *
3.3	Amended and Restated Bylaws of Liberty Alliance, Inc. (2)
4.1	Form of Series A and B Common Stock Warrant. (3)
5.1	Opinion of Crone Rozynko, LLP. **
10.1	Lease dated June 10, 2008 between San On Investments No. 1 Limited and B2B Chips, Limited
10.2	Lease Agreement by and between Zhou Dan and SinoHub SCM Shanghai, Ltd. dated March 23, 2006. (2)
10.3	Shanghai Wai Gao Qiao Bonded Zone Tenancy Agreement by and between Shanghai Xin Yong Logistics Ltd. and SinoHub Electronics Shanghai, Ltd., dated June 1, 2008. (2)
10.4	Lease Contract dated August 10, 2008 between China Great Wall Computer Shenzhen Co., Ltd. and SinoHub SCM Shenzhen, Ltd.
10.5	Securities Purchase Agreement dated September 10, 2008, among SinoHub, Inc. and the investors listed on the Schedule of Buyers on Annex A. (3)
10.6	Registration Rights Agreement dated September 10, 2008, among SinoHub, Inc. and the investors signatory thereto. (3)
10.7	Declaration of Trust dated January 30, 2008 between SinoHub Electronics Shenzhen, Ltd., (as “Beneficial Owner”), and Hantao Cui (as the “Trustee”)..
10.8	Form of Contract of Employment. (2)
10.9	Form of Non-Solicitation, Invention Assignment and Non-Disclosure Agreement. (4)
10.10	Trade Financing Loan between Shenzhen Branch, China Construction Bank and Shenzhen Xie Qin Industrial Ltd commencing on August 22, 2008
10.11	Short Term Loan Contract between CIB Shenzhen Branch and Shenzhen Xie Qin Industrial Ltd. for a six month loan commencing September 25, 2008.
10.12	Loan for Export Rebates Custody Account between Shenzhen Branch, China Construction Bank and Shenzhen Xie Qin Industrial Ltd commencing on May 12, 2008
10.13	Promissory Note Issued by SinoHub, Inc. to Henry T. Cochran, dated January 17, 2007. (2)
10.14	Promissory Note Issued by SinoHub, Inc. to Peter Schech, dated January 27, 2007
10.15	Promissory Note Issued by SinoHub, Inc. to Peter Schech, dated January 27, 2008
10.16	Promissory Note Issued by SinoHub, Inc. to Jan Rejbo, dated June 20, 2007
10.17	Promissory Note Issued by SinoHub, Inc. to Tracey C. Hutchinson, dated January 26, 2007

14.1
21.1	List of Subsidiaries (2)
23.1	Consent of Independent Registered Public Accounting Firm. *
23.2	Consent of Crone Rozynko, LLP (contained in Exhibit 5.1).

(1) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 15, 2008.
(2) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2008.
(3) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on September 16, 2008.
(4) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on September 22, 2008.

*Filed herewith.
**To be filed by amendment.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes, that for the purpose of determining liability of the registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in Shenzhen, the People’s Republic of China, on December 17, 2008.

SINOHUB, INC.
By: /s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry T. Cochran as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Henry T. Cochran	Director and Chief Executive Officer	December 17 , 2008
Henry T. Cochran	(Principal Executive Officer)

/s/ Li De Hai	Chief Financial Officer	December 17 , 2008
Li De Hai	(Principal Financial and Accounting Officer)

/s/ Lei Xia	Director	December 17 , 2008
Lei Xia

/s/ Zan (“James”) Wang	Director	December 17 , 2008
Zan (“James”) Wang

/s/ Charles T. Kimball	Director	December 17 , 2008
Charles T. Kimball